UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.     )
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BANKFINANCIAL CORPORATION

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April 29, 2016
Dear Fellow Stockholder:
On behalf of the Board of Directors of BankFinancial Corporation (the “Company”), I cordially invite you to attend our 2016 Annual Meeting of Stockholders. The meeting will be held at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, on Tuesday, June 28, 2016, at 11:00 A.M., Chicago, Illinois Time.
At the Annual Meeting, our stockholders will vote on the election of two directors, the ratification of the engagement of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016, and an advisory, non-binding resolution to approve our executive compensation.
The Board of Directors, acting on the recommendations of the Corporate Governance and Nominating Committee, has nominated incumbents John M. Hausmann and Glen R. Wherfel to serve as directors of the Company for three-year terms.
The Board of Directors recommends that you vote your shares as follows: FOR the election of our two director nominees; FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2016; and FOR the approval on an advisory, non-binding basis of our executive compensation.
This year we will be using the “Notice and Access” method of providing proxy materials to you via the Internet in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about April 29, 2016, we will mail to our stockholders a Stockholder Meeting Notice (“Meeting Notice”) containing instructions on how to access our Proxy Statement and 2015 Annual Report, and how to vote your shares. This notice will also contain instructions on how you may receive, if you wish, a paper copy of your proxy materials.
By voting your shares promptly, you will help us reduce the time and expense of soliciting proxies, and you will also ensure that your shares are represented at the Annual Meeting.
Thank you in advance for your attention to this important matter. We are most appreciative of your continued interest and support as stockholders of the Company and as valued customers of BankFinancial, F.S.B.
Very truly yours,

F. Morgan Gasior
Chairman and Chief Executive Officer

BANKFINANCIAL CORPORATION
15W060 North Frontage Road
Burr Ridge, Illinois 60527
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 28, 2016
To the Stockholders of BankFinancial Corporation:
Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of BankFinancial Corporation, a Maryland corporation, will be held at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, on Tuesday, June 28, 2016, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.
The purpose of the Annual Meeting is to consider and act upon the following, as described more fully in the Company’s Proxy Statement:

1.	To elect two directors for a three-year term and until their successors are duly elected and qualify;

2.	To ratify the engagement of Crowe Horwath LLP as the independent registered public accounting firm of BankFinancial Corporation for the year ending December 31, 2016;

3.	To consider an advisory, non-binding resolution to approve our executive compensation; and

4.
To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof; the Board of Directors and management are not aware of any such other business.

The Board of Directors has fixed the close of business on April 18, 2016 as the voting record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or any such adjournments or postponements. In the event that there are not sufficient votes to establish a quorum or to approve the foregoing proposals at the Annual Meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned or postponed.
By Order of the Board of Directors
James J. Brennan
Secretary
Burr Ridge, Illinois
April 29, 2016

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting
Our Proxy Statement for the 2016 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (which is our 2015 Annual Report) and the accompanying form of proxy are available online at www.envisionreports.com/BFIN.

2016 PROXY STATEMENT

PROXY STATEMENT
BankFinancial Corporation
15W060 North Frontage Road
Burr Ridge, Illinois 60527

ANNUAL MEETING OF STOCKHOLDERS
June 28, 2016
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of BankFinancial Corporation of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) that will be held at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, on Tuesday, June 28, 2016, at 11:00 A.M., Chicago, Illinois Time, and any adjournments or postponements thereof.
This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being made available to the stockholders of BankFinancial Corporation on or about April 29, 2016. Whether or not you plan to attend the Annual Meeting, please read this Proxy Statement and authorize the voting of your shares by proxy by following the proxy authorization instructions appearing on the proxy card and discussed below under “How do I vote?”
An Annual Report for the year ended December 31, 2015, which contains audited consolidated financial statements and other information pertaining to BankFinancial Corporation, accompanies this Proxy Statement.
THE COMPANY
BankFinancial Corporation, a Maryland corporation headquartered in Burr Ridge, Illinois, became the owner of all of the issued and outstanding capital stock of BankFinancial, F.S.B. (the “Bank”) on June 23, 2005, when it consummated a plan of conversion and reorganization that the Bank and its predecessor holding companies, BankFinancial MHC, Inc. (“BankFinancial MHC”) and BankFinancial Corporation, a federal corporation, adopted on August 25, 2004. BankFinancial Corporation, the Maryland corporation, was organized in 2004 to facilitate the mutual-to-stock conversion, and to become the holding company for the Bank upon the completion of the mutual-to-stock conversion.
VOTING AND RELATED MATTERS
The following is information regarding the Annual Meeting and the voting process.
Why am I receiving this Proxy Statement?
Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail pursuant to your request in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.
You are receiving this Proxy Statement from us because at the close of business on April 18, 2016, the record date for the Annual Meeting, you owned shares of our common stock, par value $0.01, either directly or through a broker. This Proxy Statement describes the matters that will be presented for consideration by our stockholders at the Annual Meeting. It also gives you information concerning the matters to be considered at the Annual Meeting to assist you in making an informed voting decision.
When you vote your shares, you appoint the proxy holder as your representative at the Annual Meeting. The proxy holder will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please vote your shares in advance of the Annual Meeting in case your plans change.
If you have voted your shares and an issue comes up for a vote at the Annual Meeting that is not identified on the proxy card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her discretion.
What matters will be voted on at the Annual Meeting?
You are being asked to vote on the election of our two director nominees; the ratification of the engagement of Crowe Horwath LLP (“Crowe Horwath”) as our independent registered public accounting firm for the year ending December 31, 2016;

and an advisory, non-binding resolution to approve our executive compensation. These matters are more fully described in this Proxy Statement.
How do I vote?
Stockholders who own their shares in their name may vote in person at the Annual Meeting by filling out a ballot or may authorize a proxy to vote on his or her behalf. There are three ways to authorize a proxy:

1.	Internet: You may access the proxy materials on the Internet at www.envisionreports.com/BFIN and follow the instructions on the proxy card or on the Meeting Notice.

2.	Telephone: You may call toll-free 1-800-652-VOTE (8683) and follow the instructions provided by the recorded message.

3.	Mail: If you received your proxy materials by mail, you may vote by signing, dating and mailing the enclosed proxy card in the postage paid envelope provided.
Stockholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the stockholder is responsible. The Internet and telephone voting procedures are designed to authenticate a stockholder’s identity and to allow a stockholder to vote his or her shares and confirm that his or her instructions have been properly recorded. You may use the Internet or telephone to submit your proxy until 1:00 a.m., Chicago, Illinois Time on the morning of the Annual Meeting, June 28, 2016.
Stockholders who hold shares in “street name,” that is, through a broker, should instruct their broker to vote their shares by following the instructions provided by the broker. Your vote as a stockholder is important. Please vote as soon as possible to ensure that your vote is recorded. See “If I hold shares in the name of a broker, who votes my shares?” below.
What if I sign and date my proxy but do not provide voting instructions?
A proxy that is signed and dated, but which does not contain voting instructions will be voted as follows:
•    “FOR” the two director nominees named in this Proxy Statement;
•    “FOR” the ratification of the engagement of Crowe Horwath; and
•    “FOR” the approval of the advisory, non-binding resolution to approve our executive compensation.
What does it mean if I receive multiple proxy materials?
It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please vote all shares. No proxy cards are duplicated.
If I hold shares in the name of a broker, who votes my shares?
If you received this Proxy Statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker’s responsibility to vote your shares for you in the manner you direct.
Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the ratification of an independent registered public accounting firm, but cannot vote on non-routine matters such as the election of directors and advisory, non-binding votes on executive compensation unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote.” At the Annual Meeting, broker non-votes will not affect the outcome of the voting, as described below under “How many votes are needed for each proposal?” Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on the matters to be brought before the Annual Meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures so that your shares will be voted at the Annual Meeting.
What if I change my mind after I vote my shares?
If you hold your shares in your own name, you may revoke your proxy and change your vote by:

•	following the instructions for telephone or Internet voting appearing on your proxy card;

•
signing another proxy card with a later date and returning the new proxy card by mail to our stock transfer agent and registrar, Computershare Trust Company, N.A., or by sending it to us to the attention of the Secretary of the Company, provided that the new proxy card is actually received by the Secretary before the polls close at the Annual Meeting;

•
sending notice addressed to the attention of the Secretary of the Company that you are revoking your proxy, provided that the notice is actually received by the Secretary before the polls close at the Annual Meeting; or

•	voting in person at the Annual Meeting in accordance with the established voting rules and procedures.
If you hold your shares in the name of a broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.
Please mail any new proxy cards to Proxy Services, in care of Computershare Trust Company, N.A., at P.O. Box 43101, Providence, Rhode Island 02940-5067. You may send the notice described above or new proxy card to us as follows: BankFinancial Corporation, 15W060 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary.
How are proxy materials delivered?
BankFinancial controls its costs for the Annual Meeting by following SEC rules that allow for the delivery of proxy materials to the Company’s stockholders via Notice and Access, which delivers materials through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to stockholders. Stockholders who own shares directly and not through a broker will have a Meeting Notice delivered directly to their mailing address. Stockholders whose shares are held in the name of a broker will have a Meeting Notice forwarded to them by the broker that holds the shares. Stockholders who have requested paper copies of the proxy materials will receive this Proxy Statement, the 2015 Annual Report and a proxy card.
If you received only a Meeting Notice by mail, you will not receive a printed copy of the proxy material unless you request a copy by following the instructions on the notice. The Meeting Notice also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.
How do I request a paper copy of the proxy materials?
You may request a paper copy of the proxy materials by following the instructions below. You will be asked to provide your 15-digit control number located on your Meeting Notice.

1.	Call the toll-free telephone number 1-866-641-4276 and follow the instructions provided, or

2.	Access the website at www.envisionreports.com/BFIN and follow the instructions provided, or

3.
Send an email to investorvote@computershare.com with “Proxy Materials BankFinancial Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on your Meeting Notice, and state in the email that you want a paper copy of current meeting materials.

Please make your request for a copy on or before June 8, 2016 to facilitate timely delivery before the Annual Meeting.
Stockholders who hold shares in “street name” that is, through a broker, should request copies of the proxy materials by following the instructions provided by the broker.
How many votes do we need to hold the Annual Meeting?
A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting in order for us to hold the Annual Meeting and conduct business. Abstentions and broker non-votes are considered present at the Annual Meeting and are counted in determining whether or not a quorum is present.
Shares are counted as present at the Annual Meeting if the stockholder either:

•	is present and votes in person at the Annual Meeting; or

•	has properly submitted a signed proxy form or other proxy.
At the close of business on April 18, 2016, the record date, there were 19,939,500 shares of our common stock, par value $0.01, issued and outstanding. Therefore, at least 9,969,751 shares need to be present at the Annual Meeting in person or by proxy in order for us to hold the Annual Meeting and conduct business.

What happens if a nominee is unable to stand for election?
The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for the substitute nominee designated by the Board of Directors. Proxies cannot be voted for more than two nominees. We have no reason to believe that any nominee will be unable to stand for election.
What options do I have in voting on each of the proposals?
Election of Directors (Proposal 1). You may mark the “FOR” box on your proxy card to vote for all director nominees, mark the “FOR ALL EXCEPT” box on your proxy card to vote for all nominees other than any nominee that you specify on your proxy card, or mark the “WITHHOLD” box to withhold your vote for all director nominees.
Ratification of Independent Registered Public Accounting Firm (Proposal 2). You may mark either the “FOR”, “AGAINST”, or “ABSTAIN” box with respect to the ratification engagement of Crowe Horwath.
Advisory, Non-Binding Vote on Executive Compensation (Say-On-Pay) (Proposal 3). You may cast your advisory, non-binding vote “FOR” or “AGAINST”, or you may “ABSTAIN” from voting on the compensation of the Company’s named executive officers. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or its Board of Directors.
Where no instructions are indicated, validly executed proxies will be voted “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of Crowe Horwath, and “FOR” the approval of the compensation of the Company’s named executive officers.
How many votes may I cast?
Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this Proxy Statement indicates the number of shares owned by an account attributable to you.
Are there any limits on the voting of shares?
As provided in Section F of Article 6 of our Charter, record holders of common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. Our Board of Directors is authorized to construe and apply the provisions of Section F of Article 6 of the Charter, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person. Further, the Board of Directors is authorized to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by us in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Section F of Article 6 of the Charter.
How many votes are needed for each proposal?
The two individuals receiving the highest number of votes cast “FOR” their election will be elected as directors, without regard to shares as to which the “FOR ALL EXCEPT” or “WITHHOLD” box has been selected on the proxy card.
The ratification of the engagement of Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2016 will require the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card.
The approval of the advisory, non-binding vote on executive compensation will require the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. While this vote is required by law, it will neither be binding on the Company or its Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duties on the Company or its Board of Directors.
Shares represented by broker non-votes and abstentions are considered present at the Annual Meeting for the purposes of determining whether or not a quorum is present, but such shares are not considered votes cast and will have no effect on the outcome of the election of directors, the ratification of the engagement of Crowe Horwath, and the advisory, non-binding resolution to approve our executive compensation.
Where do I find the voting results of the Annual Meeting?
We intend to announce voting results at the Annual Meeting or at any postponements or adjournments thereof. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC.
How does the Board recommend that I vote?
The Board of Directors recommends that you vote “FOR” the election of the two director nominees, “FOR” the ratification of the engagement of Crowe Horwath, and “FOR” the approval of the compensation of the Company’s named executive officers.
Who do I call if I have any questions?
If you have any questions or need assistance in submitting your proxy, voting your shares or need paper copies of the proxy materials, free of charge, please contact Computershare, toll-free, at (866) 641-4276.
ELECTION OF DIRECTORS; INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS
There are seven members of the Board of Directors, which is divided into three classes. The bylaws of the Company establish the initial terms of office for each class of directors and provide that directors are elected for a term of office that will expire at the third succeeding Annual Meeting of Stockholders following their election, with each director to hold office until his or her successor is duly elected and qualifies.
At the Annual Meeting, the stockholders of the Company will be requested to elect one class of directors consisting of two directors. The Corporate Governance and Nominating Committee of the Board of Directors has recommended, and the Board of Directors has nominated, John M. Hausmann and Glen R. Wherfel for election as directors in this class of directors for a term of office that will expire at the Annual Meeting of Stockholders in 2019 and until their successors are duly elected and qualify.
The proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting “FOR” the election of the above two nominees as directors, provided that your proxy will not be voted in favor of any nominee for which your proxy vote has been withheld. If a nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the shares represented by all such proxies will be voted for the election of such replacement nominee as the Board of Directors, acting on the recommendation of the Corporate Governance and Nominating Committee, may designate. At this time, the Board of Directors knows of no reason why any of the nominees might be unable or unwilling to stand for election as a director, or to serve as a director if elected.
As described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2013, the Company has entered into a Standstill Agreement with John W. Palmer and PL Capital, LLC and certain of its affiliated parties (collectively, the “PL Capital Parties”), pursuant to which the Board of Directors of the Company and its Corporate Governance and Nominating Committee agreed, among other things, to nominate and recommend Mr. Palmer for election as a director of the Company at the 2014 Annual Meeting of Stockholders. The PL Capital Parties agreed, among other things, that during the “Standstill Period” provided for in the Standstill Agreement, and as long as a designee of the PL Capital parties is a member of the Company’s Board of Directors, they will vote all Company shares that they beneficially own in favor of the director nominees selected by the Corporate Governance and Nominating Committee and will otherwise support such director candidates, and with respect to any other proposal submitted by any stockholder, they will vote all shares that they beneficially own in accordance with the recommendation of the Board of Directors.
The following table sets forth certain information regarding the nominees and members of the Board of Directors, including their years of service and terms of office. Except for the Standstill Agreement or otherwise as indicated herein, there are no arrangements or understandings between any of the directors or nominees and any other person pursuant to which such directors or nominees were selected.

Name	Position(s) Held in the Company	Director Since (1)	Term of Class to Expire
NOMINEES
John M. Hausmann, C.P.A.	Director	1990	2019
Glen R. Wherfel, C.P.A.	Director	2001	2019
CONTINUING DIRECTORS
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	1983	2017
John W. Palmer	Director	2014	2017
Cassandra J. Francis	Director	2006	2018
Thomas F. O’Neill	Director	2012	2018
Terry R. Wells	Director	1994	2018

(1)
Denotes the earlier of the year the individual became a director of BankFinancial, F.S.B. or the year the individual became a director of the Company or its predecessors, BankFinancial MHC and BankFinancial Corporation, the federal corporation. Messrs. Gasior, Hausmann and Wells have served as a director of the Company since its formation in 2004. Mr. Wherfel was appointed to the Board of Directors of the Company on May 18, 2006; Ms. Francis was appointed to the Board of Directors of the Company on September 27, 2006; Mr. O’Neill was elected to the Board of Directors of the Company on June 26, 2012; and Mr. Palmer was elected to the Board of Directors of the Company on June 24, 2014.

Nominees
The business experience for at least the past five years of each nominee for election to the Board of Directors and the qualifications of each nominee to serve as a director are set forth below, with age information as of December 31, 2015.
John M. Hausmann, C.P.A. Age 60. Mr. Hausmann has been a self-employed certified public accountant since 1980. Prior to that time, he was an accountant with Arthur Andersen. Mr. Hausmann is a member of the American Institute of Certified Public Accountants and the Illinois Certified Public Accountant Society. He has been a director of the Company since its formation in 2004, and of the Bank since 1990. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Hausmann is the Chairman of the Audit Committees of the Company and the Bank, and is a member of the Executive Committee and the Human Resources Committees of the Company and the Bank.
Mr. Hausmann brings to the Board, among other skills and qualifications, a comprehensive understanding of accounting, auditing and taxation principles based on his many years of experience as a certified public accountant. His experience as a member of the Audit Committee has provided him with a thorough knowledge of the Company’s internal controls and internal and external audit procedures. His tax and accounting practice and longtime residency in the Bank’s southernmost market territory have also provided him with a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.
Glen R. Wherfel, C.P.A. Age 66. Mr. Wherfel has been a principal in the accounting firm of Wherfel & Associates since 1984 and President of Park Data Incorporated. Mr. Wherfel was a director of Success National Bank from 1993 to 2001, and of Success Bancshares from 1998 to 2001. He was the Chairman of Success National Bank’s Loan Committee and a member of its Asset Liability Management Committee. Mr. Wherfel is a member of the Asset Quality Committee of the Bank and the Audit Committee and the Human Resources Committee of the Company.
Mr. Wherfel brings to the Board, among other skills and qualifications, substantial experience in entrepreneurial finance and operations. His tax and accounting practice, longtime residency in the Bank’s northern market territory and service as a director of Success National Bank have also provided him a unique familiarity with the needs of the Bank’s small business and municipal customers and communities.
The Board of Directors recommends a vote “FOR” the above nominees.

Continuing Directors
The business experience for at least the past five years of each continuing member of the Board of Directors and each individual’s qualifications to serve as a director are set forth below.
Cassandra J. Francis. Age 50. Ms. Francis is currently self-employed as the sole proprietor of Kariatid and Puddle Jump Properties, which provide management, real estate and construction-related strategic planning and program and project advisory services to public, private and non-profit organizations and professional associations. Ms. Francis previously served as the President and CEO of Friends of the Parks, a 40 year-old non-profit advocacy organization whose mission is to preserve, protect, improve and promote the use of parks and preserves throughout Chicago. She was also the Executive Director and Vice President of Clayco, Inc., a national design-build construction firm, and the Director of Olympic Village Development for Chicago's bid to host the 2016 Summer Olympic and Paralympic Games. She also has held various management positions, including Senior Vice President with U.S. Equities Development, L.L.C. Ms. Francis is an accredited member of the American Institute of Certified Planners, is an LEED accredited professional, and is licensed as a Real Estate Managing Broker in the State of Illinois and as a Real Estate Principal Broker in the State of Indiana. She is also a former member of the International Board of Governors of Lambda Alpha International, an honorary land economics society, is a Fellow of the Royal Institution of Chartered Surveyors and is an admitted member of the Counselors of Real Estate, the consulting arm of the National Association of Realtors. Ms. Francis currently serves on the Chicago Advisory Board of the Urban Land Institute. Ms. Francis is a member of the Corporate Governance and Nominating and the Human Resources Committees of the Company and the Bank.
Ms. Francis brings to the Board, among other skills and qualifications, substantial experience in urban planning and commercial real estate development and operations, with particular emphasis in retail development and leasing. She also has extensive experience with commercial real estate finance and valuations, particularly in Midwestern markets.
F. Morgan Gasior. Age 52. Mr. Gasior has served as Chairman of the Board, Chief Executive Officer and President of the Company since its formation in 2004, and of the Bank since 1989, and as a director of the Bank since 1983. He held the same positions with the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Gasior has been employed by the Bank in a variety of positions since 1984, and became a full-time employee in 1988 when he was appointed as Executive Vice President and Chief Operating Officer. Mr. Gasior serves as the Chairman of the Executive Committees of the Company and the Bank and is a member of the Asset Quality Committee of the Bank. He was also a director and officer of Financial Assurance Services, Inc. from 1989 through 2003. Mr. Gasior is licensed as an attorney in the States of Illinois and Michigan, but he does not actively practice law.
Mr. Gasior brings to the Board, among other skills and qualifications, comprehensive understanding of the Bank’s strategies, operations and customers based on his more than 30 years of service as an employee and officer of the Bank. He has led the development and implementation of the Bank’s financial, lending, operational, technology and expansion strategies, and this experience has uniquely positioned him to adjust the Company’s business strategies to respond to changing economic, regulatory and competitive conditions, and to discern and coordinate operational changes to match these strategies. His position on the Board also provides a direct channel of communication from senior management to the Board.
Thomas F. O’Neill. Age 69. Mr. O’Neill is a founding member of The Kimberlite Group and is the co-CEO of Kimberlite Advisors, a registered broker-dealer that provides advisory and institutional capital raising services. Prior to forming Kimberlite in 2013, he was the Chairman of Ranieri Partners Financial Services Group, a company formed to acquire and manage financial services companies, including money management and investment management firms. Mr. O’Neill also worked with Ranieri Partners’ investment funds and operating companies. In 2010, Mr. O’Neill retired from Sandler O’Neill & Partners, an investment banking firm he co-founded in 1988 that advises banks, thrifts and other domestic and international financial services firms on a broad range of strategic and transactional matters, including mergers and acquisitions and other strategic transactions, capital formation and financings, asset - liability management and asset purchases and dispositions. Prior to co-founding Sandler O’Neill, Mr. O’Neill was a Managing Director at Bear Stearns and was the Co-Manager of Bear Stearns’ Financial Services Group. Mr. O’Neill began his career at L.F. Rothschild & Co. in 1972, where he served as the Managing Director of the Bank Service Group. Mr. O’Neill currently serves on the Boards of Directors of the Archer Daniels Midland Company and is a member of the Compensation/Succession Committee for the Archer Daniels Midland Company. Mr. O’Neill is a member of the Corporate Governance and Nominating and the Human Resources Committees of the Company.
Mr. O’Neill brings to the Board, among other skills and qualifications, substantial experience and expertise in a broad range of matters that affect publicly-traded bank and thrift holding companies, including corporate governance, asset-liability management, investment management, mergers and acquisitions, asset purchases and dispositions and corporate finance.

John W. Palmer. Age 55. Mr. Palmer is the co-founder and a principal of PL Capital, LLC, an investment firm specializing in the banking industry. Prior to co-founding PL Capital in 1996, Mr. Palmer was employed as a certified public accountant by KPMG LLP, an international public accounting firm, from 1983 to 1996, and was promoted to the position of Director, KPMG Financial Services - Capital Strategies Group in 1994. Mr. Palmer also serves on the Boards of HF Financial Corp., a publicly-traded $1.2 billion in assets thrift holding company, and on its wholly-owned subsidiary, Home Federal Bank, located in Sioux Falls, South Dakota which operates 24 branches throughout South Dakota and Minneapolis, Minnesota. At HF Financial Corp., he is a member of the Audit Committee, the Personnel, Compensation and Benefits Committee and is Chairman of the Risk Oversight Committee. Mr. Palmer formerly served on the board of CFS Bancorp, Inc., a publicly-traded $1.2 billion in assets thrift holding company and on the board of its wholly-owned subsidiary, Citizens Financial Bank, located in Munster, Indiana which operated 22 branches throughout the adjoining markets in Chicagoland and Northwest Indiana. Mr. Palmer was a member of the Audit Committee of CFS Bancorp, Inc. He is the former Chairman of the Board of Directors of Security Financial Bancorp, Inc., and also previously served as a director of Franklin Bancorp and its wholly owned subsidiary Franklin Bank, NA, where he also served on the audit, compensation, and loan committees of the board and as Chairman of the strategic planning committee. He formerly served on the Board of Directors of Clever Ideas, Inc., a privately-held specialty finance company located in Chicago, Illinois from 1998 to 2006. Mr. Palmer is a member of the Corporate Governance and Nominating and the Human Resources Committees of the Company.
Mr. Palmer brings to the Board his experience as a director of other banks and his financial expertise.
Terry R. Wells. Age 57. Mr. Wells has served as the Mayor of the Village of Phoenix, Illinois since 1993. Mr. Wells has also taught history and social studies since 1981 at the elementary and high school levels, and presently teaches U.S. History at Thornton Township High School in Harvey, Illinois. He is also a member of the Board of Directors of Pace, a Division of the Regional Transportation Authority (Illinois), and the Board of Trustees of South Suburban College. Mr. Wells served as President of the South Suburban Mayors and Managers Association from 2009 through 2010. He has been a director of the Company since its formation in 2004, and of the Bank since 1994. He was a director of the Company’s predecessors, BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Wells is a member of the Executive Committee, the Audit Committees and is the Chairman of the Human Resources Committees of the Bank and Company. He is also the Chairman of the Corporate Governance and Nominating Committee, and as such, currently serves as the Lead Director of the Company.
Mr. Wells brings to the Board, among other skills and qualifications, substantial experience in municipal government and finance, community and economic development and serving the needs of low- and moderate-income borrowers and communities. His experience as an educator has also provided him with significant expertise in secondary and post-secondary vocational training applicable to the Bank’s customer service and support personnel.
Director Independence
The Board of Directors has determined that, except for Mr. Gasior, who serves as the Chairman, Chief Executive Officer and President of the Company, each of the Company’s directors is “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market. The Bank made certain secured real estate loans to Ms. Francis and her spouse prior to Ms. Francis’ appointment as a director in 2006, and these loans were considered to be grandfathered from the Bank’s practice of not making loans to directors or executive officers. This extension of credit was made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank, does not involve more than normal risk of collectability or present other unfavorable features, and is not past due or classified as nonaccrual, restructured or a potential problem loan.
Executive Officers Who Are Not Directors
Set forth below is information, with age information as of December 31, 2015, regarding the principal occupations for at least the past five years of the individuals who serve as executive officers of the Company and/or the Bank who are not directors of the Company or the Bank. All executive officers of the Company and the Bank are elected annually by their respective Boards of Directors and serve until their successors are elected and qualify. No executive officer identified below is related to any director or other executive officer of the Company or the Bank. Except as indicated elsewhere in this Proxy Statement, there are no arrangements or understandings between any officer identified below and any other person pursuant to which any such officer was selected as an officer.
James J. Brennan. Age 65. Mr. Brennan has served as the Secretary and General Counsel of the Bank since 2000 and of the Company since its formation in 2004, and held the same positions with BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 2000 to 2005. Mr. Brennan also serves as the Executive Vice President of the Corporate Affairs Division of the Company and the Bank. Mr. Brennan was a practicing attorney from 1975 until 2000. Prior to joining the Bank and its parent companies, he was a partner in the law firm of Barack Ferrazzano Kirschbaum & Nagelberg, Chicago, Illinois, and was the Co-Chairman of the firm’s Financial Institutions Group and a member of its Management Committee. Mr. Brennan is also a director of Financial Assurance Services, Inc.
Paul A. Cloutier, C.P.A. Age 52. Mr. Cloutier has served as the Chief Financial Officer and Treasurer of the Company since its formation in 2004, of the Bank since 1991, and of BankFinancial MHC and BankFinancial Corporation, a federal corporation, from 1999 to 2005. Mr. Cloutier also serves as the Executive Vice President of the Finance Division of the Company and the Bank. He is a registered certified public accountant in the State of Michigan and is a member of the American Institute of Certified Public Accountants. Prior to joining the Bank and its parent companies, he was a Senior Tax Associate with Coopers & Lybrand.
William J. Deutsch, Jr. Age 48. Mr. Deutsch has served as the President of the Bank’s National Commercial Leasing Division since January 2011, and was the Senior Vice President of the National Commercial Leasing Division from 2002 to 2011. Prior to joining the Bank, Mr. Deutsch was the Senior Vice President – Lease Finance Group for the First Bank of Highland Park.
John G. Manos. Age 55. Mr. Manos has served as the President of the Bank’s Commercial Real Estate Lending Division since April 2014, and was the Regional President of the Bank’s Southern Region from 2006 to 2014. He has held various positions with the Bank since 1999, including Senior Vice President, Vice President and Senior Vice President of Regional Commercial Banking. Prior to joining the Bank, Mr. Manos was the Manager – Commercial Lending for Preferred Mortgage Associates.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 18, 2016, certain information as to the beneficial ownership of shares of the Company’s common stock by: (i) those persons or entities known by the Company to beneficially own more than 5% of the Company’s outstanding shares of common stock; (ii) each director and nominee for election as director; (iii) each named executive officer of the Company; and (iv) all directors and executive officers of the Company and the Bank as a group. The address for each individual listed below is: care of BankFinancial Corporation, 15W060 North Frontage Road, Burr Ridge, Illinois 60527. An asterisk denotes beneficial ownership of less than one percent.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding
Principal Trust Company 1013 Centre Road Wilmington, Delaware 19805
As Trustee fbo BankFinancial FSB ESOP Plan	1,675,915	(2)	8.41%
As Trustee fbo BankFinancial and Subsidiaries 401(k) Plan	668,032	(2)	3.35%
Combined holdings as Trustee	2,343,947	(3)	11.76%
Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, New York 10022	1,781,913	(2)	8.94%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, Texas 78746	1,655,566	(2)	8.30%
PL Capital, LLC 20 East Jefferson Ave., Suite 22 Naperville, Illinois 60540	1,630,170	(4)	8.18%
Black Rock, Inc. 40 East 52nd Street New York, New York 10022	1,266,521	(2)	6.35%
Directors and Nominees
Cassandra J. Francis	84,498	(5)	*
F. Morgan Gasior	477,635	(6)	2.38%
John M. Hausmann	124,450	(7)	*
Thomas F. O’Neill	30,100	(8)	*
John W. Palmer	1,656,420	(4), (9)	8.30%
Terry R. Wells	113,498	(10)	*
Glen R. Wherfel	128,618	(11)	*
Named Executive Officers (other than Mr. Gasior):
Paul A. Cloutier	191,087	(12)	*
James J. Brennan	266,802	(13)	1.33%
John G. Manos	164,231	(14)	*
William J. Deutsch, Jr.	57,029	(15)	*
All Directors, Nominees and Executive Officers (including Named Executive Officers) as a Group (12 persons)	3,459,172	(16)	16.69%
Footnotes on following page.

(1)
The information reflected in this column is based upon information furnished to us by the persons named above and the information contained in the records of our stock transfer agent. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2)	Amount of shares owned and reported on the most recent Schedule 13G filings with the SEC, reporting ownership as of December 31, 2015.

(3)	Total combined holdings are based solely on information included in a Schedule 13G filed by Principal Trust Company on February 11, 2016.

(4)
Amount of shares owned and reported on the most recent Schedule 13F, reporting ownership as of December 31, 2015 by PL Capital Advisors, LLC. Certain of these parties report sole and/or shared voting and dispositive power with respect to these securities. Mr. Palmer has no sole voting nor dispositive power.

(5)	Includes 58,998 shares issuable pursuant to options held in Ms. Francis’ name.

(6)
Includes 43,998 shares held by the BankFinancial and Subsidiaries Associate Investment Plan, 16,137 shares held by the BankFinancial, F.S.B. Employee Stock Ownership Plan and 175,000 shares issuable pursuant to options held in Mr. Gasior’s name. Also includes 122,500 shares held in trust for Mr. Gasior’s spouse and 2,500 shares held by Mr. Gasior’s spouse’s individual retirement account. Mr. Gasior disclaims beneficial ownership of these 125,000 shares.

(7)	Includes 66,498 shares issuable pursuant to options held in Mr. Hausmann’s name.

(8)	Includes 30,000 shares issuable pursuant to options held in Mr. O’Neill’s name.

(9)	Includes 26,250 shares issuable pursuant to options held in Mr. Palmer’s name.

(10)	Includes 66,498 shares issuable pursuant to options held in Mr. Wells’ name.

(11)	Includes 66,498 shares issuable pursuant to options held in Mr. Wherfel’s name and 29,620 shares held in trust and 7,500 shares held by an individual retirement account.

(12)
Includes 92,000 shares issuable pursuant to options held in Mr. Cloutier’s name and 16,137 shares held by the BankFinancial, F.S.B. Employee Stock Ownership Plan. Mr. Cloutier’s holdings include 82,950 shares of common stock subject to pledge.

(13)
Includes 82,832 shares issuable pursuant to options held in Mr. Brennan’s name and 82,533 shares held by the BankFinancial and Subsidiaries Associate Investment Plan, and 16,137 shares held by the BankFinancial, F.S.B. Employee Stock Ownership Plan. Also includes 300 shares held directly by Mr. Brennan’s spouse. Mr. Brennan disclaims beneficial ownership of these 300 shares.

(14)
Includes 59,374 shares issuable pursuant to options held in Mr. Manos’ name and 37,760 shares held by the BankFinancial and Subsidiaries Associate Investment Plan and 15,544 shares held by the BankFinancial, F.S.B. Employee Stock Ownership Plan. Also includes 1,687 shares held directly by Mr. Manos’ spouse.

(15)
Includes 5,000 shares issuable pursuant to options held in Mr. Deutsch’s name and 17,703 shares held by the BankFinancial and Subsidiaries Associate Investment Plan and 15,726 shares held by the BankFinancial, F.S.B. Employee Stock Ownership Plan, and 3,805 shares of unvested restricted stock held in Mr. Deutsch’s name.

(16)	Includes 789,446 shares issuable pursuant to options.
Section 16(a) Beneficial Ownership Reporting Compliance
The Company’s executive officers, directors and beneficial owners of greater than 10% of the outstanding shares of the Company’s common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Company’s common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on the Company’s review of ownership reports required to be filed for the year ended December 31, 2015, no executive officer, director or 10% beneficial owner of shares of the Company’s common stock failed to file any required ownership report on a timely basis during this period.
CODE OF ETHICS
The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. A copy of the Company’s Code of Ethics was previously filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Amendments to and waivers from the Code of Ethics for Senior Financial Officers will be disclosed on the Company website, www.bankfinancial.com. The Company has also adopted a Code of Business Conduct, pursuant to the listing standards of the NASDAQ Stock Market, that applies generally to the Company’s directors, officers, and employees.
BOARD LEADERSHIP STRUCTURE AND BOARD’S ROLE IN RISK OVERSIGHT
Leadership Structure.  The Company’s Board of Directors has a distributed leadership structure. The Board has established a standing Executive Committee, which currently consists of the Chief Executive Officer and two independent Directors. Thus, a two-thirds majority of the membership of the Executive Committee consists of independent Directors. The Executive Committee exercises the authority of the Board between meetings on matters not reserved exclusively to the Board by the Company’s charter or bylaws. In addition, independent directors chair the Corporate Governance and Nominating Committee and the Human Resources Committee, the members of which are all independent Directors.
In 2010, the Board amended the charter of the Corporate Governance and Nominating Committee to provide that the Chair of this committee will serve as the Board’s Lead Director. The Lead Director calls and presides at all executive sessions or special meetings of the Board’s outside, independent directors and provides feedback to the Chief Executive Officer regarding the same; works with the Chairs of the other committees of the Board to ensure coordinated coverage of the Board’s duties and responsibilities; serves as a supplemental point of contact for Board members and stockholders; serves as a liaison between the

Board’s outside, independent Directors and the Chief Executive Officer; coordinates the implementation of the charter of the Corporate Governance and Nominating Committee, including Board performance evaluations; and executes any other duties and responsibilities the Board may establish.
The Chairman of the Board coordinates the Board’s functions, including the activities of the Board’s committees, with the execution of the Company’s business plan and day-to-day operations. Although the Chairman also presides over Board meetings as provided in the Company’s bylaws, the charter of the Corporate Governance and Nominating Committee was amended in 2010 to formalize the Board’s practice of permitting any director to place any item on the agenda for any Board meeting.
The Board periodically meets outside the presence of the Chief Executive Officer. The independent members of the Board also conduct a periodic review of the Company’s financial condition, results of operation, long-term planning, management structure and internal governance practices. The Board utilizes the findings and recommendations resulting from its review to revise and enhance its oversight, as appropriate.
The Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer, and Mr. Gasior currently serves in both capacities. The Board believes that the selection of its Chairman should be based upon the Board’s assessment of the Company’s current operating needs, the suitability of the individual to effectively discharge the duties of the Chairman and the leadership structure that will best serve the interests of the Company and its stockholders. The Board believes that combining the offices of Chairman and Chief Executive Officer is currently an effective governance structure because it provides an efficient and unified responsibility and mechanism for the coordination of the activities of the Board of Directors and those of management. The Board also believes that the Lead Director position, its policy of universal Board agenda access and its practice of conducting periodic meetings outside the presence of the Chief Executive Officer achieve benefits that are equivalent to those that might result from separating the offices of Chairman and Chief Executive Officer.
Role in Risk Oversight.  The Board is actively involved in the oversight of risks that could affect the Company through, among other things, its adoption of policies and procedures that establish acceptable risk parameters for lending, investment and other specific functions; the use of internal controls to identify and monitor specific risks; the establishment of an internal audit function that monitors compliance with policies, procedures and internal controls and reports directly to the Board’s Audit Committee; oversight and reporting by Board committees with respect to matters within their jurisdictions; the receipt of periodic reports, and in certain cases, detailed risk assessments, from officers of the Company who are responsible for the oversight of specific functions; and the periodic use of outside consultants to conduct independent reviews of lending activities, information systems risks and certain other functions and activities.
This leadership and risk management structure is designed to ensure that financial, risk, internal control reporting and market information are provided directly to the independent directors of the Company and acted upon as necessary. Taken together, the Board believes that it has an effective leadership structure controlled by independent directors, with open meeting agendas and an established mechanism for oversight and evaluation of the Company as well as the Board’s and management’s execution of their respective responsibilities.
BOARD COMMITTEE REPORTS, POLICIES AND PROCEDURES
Meetings and Committees of the Board of Directors
Board of Directors and Committees. The business of the Company is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors, as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market, meet in executive sessions. The standing committees of the Board of Directors of the Company are the Executive, Audit, Corporate Governance and Nominating, and Human Resources Committees. During the year ended December 31, 2015, the Board of Directors of the Company held four regular meetings. No member of the Board of Directors or any Board committee attended less than 75% of the Board meetings and the Board committee meetings on which the director served. In addition, a number of matters were evaluated, considered and/or decided during the year by electronic distribution and voting or by unanimous consent.

The table below shows current membership for each of the standing Board committees:

Directors	Executive Committee	Audit Committee	Corporate Governance and Nominating Committee	Human Resources Committee
Cassandra J. Francis			✓	✓
F. Morgan Gasior	Chair
John M. Hausmann	✓	Chair		✓
Thomas F. O’Neill			✓	✓
John W. Palmer			✓	✓
Terry R. Wells	✓	✓	Chair	Chair
Glen R. Wherfel		✓		✓
Meetings held during 2015	—	6	1	3
Executive Committee. The Executive Committee is authorized to act with the same authority as the Board of Directors between meetings of the Board of Directors, subject to certain limitations contained in the bylaws of the Company. The members of the Executive Committee of the Company also serve as members of the Executive Committee of the Bank.
Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which was attached as Appendix A to the Proxy Statement for the 2014 Annual Meeting. As more fully described in the Audit Committee Charter, the Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the Company’s independent registered public accounting firm the systems of internal control over financial reporting, and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States. Each member of the Audit Committee is an “independent” director as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. In addition, the Board of Directors has determined that Messrs. Hausmann and Wherfel are qualified as “audit committee financial experts” as currently defined in the regulations of the SEC.
Corporate Governance and Nominating Committee. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which was attached as Appendix A to the Proxy Statement for the 2015 Annual Meeting. The Corporate Governance and Nominating Committee consists, at any point in time, of directors of the Company who qualify as “independent” in accordance with the listing standards of the NASDAQ Stock Market, except that no director may serve on the Corporate Governance and Nominating Committee at any meeting at which he or she has been or is seeking to be proposed as a nominee.
The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors who are willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If vacancies on the Board of Directors arise, or if a current director is not nominated for re-election, the Corporate Governance and Nominating Committee will determine the skills and experience desired of a new nominee, solicit suggestions for director candidates from all members of the Board of Directors, and may engage in other search activities. During the year ended December 31, 2015, the Company did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for director.
Candidates for a directorship should possess specific attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of the Company, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Corporate Governance and Nominating Committee would also consider the overall character of the candidate and any existing or potential conflict of interest, the candidate’s willingness to serve and ability to devote the time and effort required, the candidate’s record of leadership, and the ability to develop business for the Company and its subsidiaries.
The Corporate Governance and Nominating Committee and the Board of Directors nominate candidates for election to the Company’s Board of Directors based on the candidate’s experience and expertise applicable to the current and expected future business operations of the Company. There is no formal policy with regard to the consideration of diversity in identifying a director nominee, and no specific demographic factors, or absence of such factors, prejudge a candidate’s qualification for nomination to the Board of Directors. The Company’s bylaws also establish specific qualifications for directors.
The Corporate Governance and Nominating Committee may consider qualified candidates for a directorship suggested by the stockholders of the Company. Stockholders may suggest a qualified candidate for a directorship by writing to BankFinancial Corporation at 15W060 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary, and providing the information described in the Company’s bylaws concerning the suggested candidate. A suggestion made to the Company’s Secretary concerning a potential candidate for a directorship will not constitute a nomination of the suggested candidate for election as a director. All nominations of candidates for election as a director must strictly comply with the applicable requirements and time limits summarized in “Advance Notice of Business to be Conducted at an Annual Meeting.”
Human Resources Committee. The Board of Directors has adopted a written charter for the Human Resources Committee of the Company. The Charter of the Human Resources Committee of the Company was attached as Appendix B to the Proxy Statement for the 2014 Annual Meeting. The Human Resources Committee of the Company is comprised of all directors of the Company other than Mr. Gasior. The Human Resources Committee of the Bank is comprised of all Bank Directors other than Mr. Gasior. The membership of the Human Resources Committee of the Bank includes one director of the Bank who is not a director of the Company, and does not include Messrs. O’Neill and Palmer because they are not directors of the Bank. The Human Resources Committee of the Bank is responsible for establishing Bank-level base salaries, cash incentive compensation plans and bonus awards related to the named executive officers, and for making recommendations to the Human Resources Committee of the Company with respect to awards and the vesting of equity incentive compensation under the 2006 Equity Incentive Plan. The Human Resources Committee of the Company makes final determinations with respect to awards and the vesting of equity incentive compensation under the 2006 Equity Incentive Plan. All members of each Human Resources Committee are “independent” as defined in Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market. The meetings of the Human Resources Committees were conducted outside the presence of management to discuss compensation, performance and employment related matters.
AUDIT COMMITTEE REPORT
In accordance with the applicable rules of the SEC, the Audit Committee has prepared the following report for inclusion in this Proxy Statement:
As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2015;

•	Discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees; and

•
Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
This report has been provided and is respectfully submitted by the Audit Committee:
John M. Hausmann, C.P.A., Chairman
Terry R. Wells
Glen R. Wherfel, C.P.A.
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s Audit Committee has engaged Crowe Horwath to act as the Company’s independent registered public accounting firm for the year ending December 31, 2016, subject to the ratification of the engagement by the Company’s stockholders. A representative of Crowe Horwath is expected to attend the Annual Meeting and will have the opportunity to make a statement, if he or she so desires, as well as to respond to appropriate questions that may be asked by a stockholder. If the appointment of the independent registered public accounting firm is not ratified, the matter of the appointment of the independent registered public accounting firm will be considered by the Company’s Audit Committee.

The Board of Directors recommends a vote “FOR” the ratification of the engagement of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.
Accounting Fees and Services
Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath during the years ended December 31, 2015 and 2014:
Audit Fees. The aggregate fees billed to the Company by Crowe Horwath for professional services rendered by Crowe Horwath for the audit of the Company’s annual financial statements and internal controls, review of the financial statements included in the Company’s Annual Reports on Form 10-K and services that are normally provided by Crowe Horwath in connection with statutory and regulatory filings and engagements were $398,000 and $390,000 during the years ended December 31, 2015 and 2014, respectively.
Audit-Related Fees. Crowe Horwath did not bill the Company for any fees for assurance and related services rendered that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees” above, for the years ended December 31, 2015 and 2014.
Tax Fees. The aggregate fees billed to the Company by Crowe Horwath for professional services rendered by Crowe Horwath for tax consultations and tax compliance were $71,000 and $31,000 during the years ended December 31, 2015 and 2014, respectively.
All Other Fees. There were no other fees billed for professional services rendered by Crowe Horwath other than those described above.
Audit Committee Pre-Approval Policy
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by Crowe Horwath, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit and tax related fees described above during the years ended December 31, 2015 and 2014.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis describes the Company’s compensation philosophy and policies for 2015 as applicable to the executive officers named in the Summary Compensation Table. This section explains the structure and rationale associated with each material element of the named executive officers’ compensation, and it provides context for the more detailed disclosure tables and specific compensation amounts provided in the following section. It is important to note that the Company and the Bank share an executive management team, and except for awards made pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 EIP”), the members of the executive management team are compensated by the Bank rather than the Company, and the Company reimburses the Bank for its services to the Company through intercompany expense allocations.
Role of the Human Resources Committee of the Board of Directors
Pursuant to its Charter, the Human Resources Committee of the Company is responsible for the execution of the Board of Directors’ responsibilities with respect to compensation, performance evaluation and succession planning for the Company’s Chief Executive Officer and other named executive officers of the Company. The Human Resources Committee of the Company is also responsible for the submission of an annual report on executive compensation to the Board of Directors for inclusion in the Company’s Annual Report on Form 10-K. The Human Resources Committee of the Company is comprised of Messrs. Wells (Chairman), Hausmann, O’Neill, Palmer, and Wherfel, and Ms. Francis, each of whom is expected to serve on the committee through the conclusion of the Company’s Annual Meeting of Stockholders on June 28, 2016. Each member of the Human Resources Committee of the Company is considered “independent” according to the listing standards of the NASDAQ Stock Market, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code, and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934. The Human Resources Committee of the Bank is comprised of all Bank Directors other than Mr. Gasior. The membership of the Human Resources Committee of the Bank includes one director of the Bank who is not a director of the Company, and does not include Messrs. O’Neill and Palmer because they are not directors of the Bank. The Human Resources Committee of the Bank is responsible for establishing Bank-level base salaries, cash incentive compensation plans and bonus awards related to the named executive officers, and for making recommendations to the Human Resources Committee of the Company with respect to awards and the vesting of equity incentive compensation under the 2006 Equity Incentive Plan. The Human Resources Committee of the Company makes final determinations with respect to awards and the vesting of equity incentive compensation under the 2006 Equity Incentive Plan.
Compensation Philosophy and Objectives
The overall objective of the Company’s and the Bank’s compensation programs is to align executive officer compensation with the success of meeting strategic, financial and management objectives and goals. The programs are designed to create meaningful and appropriate incentives to manage the business of the Company and the Bank successfully and to align management interests with those of the stockholders of the Company. The program is structured to accomplish the following:

•	encourage a consistent and competitive return to stockholders over the long-term;

•
maintain a corporate environment that encourages stability and a long-term focus for the primary constituencies of the Company and the Bank, including employees, stockholders, communities, clients and government regulatory agencies;

•	maintain a program that:

◦	clearly motivates personnel to perform and succeed according to the current goals of the Company and the Bank;

◦	provides management with the appropriate empowerment to make decisions that benefit the primary constituents;

◦	attracts and retains key personnel critical to the long-term success of the Company and the Bank;

◦	provides for management succession planning and related considerations;

◦	encourages increased productivity;

◦	provides for subjective consideration in determining incentive and compensation components; and

◦	ensures that management:

▪	fulfills its oversight responsibility to its primary constituents;

▪	conforms its business conduct to the Company’s and the Bank’s established ethical standards;

▪	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of the constituents of the Company and the Bank; and

▪	avoids any conflict between its responsibilities to the Company and the Bank and each executive officer’s personal interests.
Compensation Committee Interlocks and Insider Participation
Mr. Gasior is the only director of the Company and the Bank who is also an executive officer of the Company and/or the Bank. Mr. Gasior does not participate in the decisions of the Boards of Directors of the Company or the Bank or their respective Human Resources Committees concerning his compensation. No executive officer of the Company or the Bank has served on the Board of Directors or on the compensation committee of any other entity that had an executive officer serving on the Company’s Board of Directors or Human Resources Committee.
Compensation Consultant Independence
The Human Resources Committee of the Company engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to assist in the preparation of the compensation aspects of reports filed with the SEC and to be available for consultations with outside counsel to the Human Resources Committee of the Company. The Human Resources Committee of the Company has received and reviewed the Cook & Co. consultant independence letter and independence policy addressing factors identified by SEC rules to determine whether certain conflicts of interest disclosures must be made. Cook & Co. believes that there is no conflict of interest in its role as an advisor to the Human Resources Committee of the Company. The following factors were assessed by the committee: Cook & Co.’s provision of services other than the executive and non-employee director compensation matters; the amount of fees received from the Company by Cook & Co. as a percentage of the total revenue of Cook & Co.; the policies and procedures of Cook & Co. that are designed to prevent conflicts of interest; the extent of any business or personal relationships with any member of the committee or any executive officer of the Company or the Bank; and any ownership of the Company’s stock by individuals on the consulting team employed by Cook & Co. After considering these and other factors in their totality, no conflicts of interest with respect to Cook & Co.’s advice were identified by the Board or the Human Resources Committee of the Company.
Compensation Principles and Factors
Business Plan Objectives. The Boards of Directors of the Company and the Bank periodically conduct a review of current and anticipated business conditions in the context of the Company’s and the Bank’s financial and competitive position. The review period typically includes at least the previous two fiscal years and up to two years prospectively. In connection with this review, management submits a business plan to the Boards of Directors of the Company and the Bank that proposes strategic, financial and management objectives for the period covered, using multiple scenarios in response to a variety of stated assumptions. The Boards of Directors then evaluate the proposed business plan, and modify its provisions to the extent they deem appropriate. The business plan is updated by management and the Boards of Directors periodically throughout the year to respond to changing circumstances and conditions. The business plan provides a basis for evaluating the future progress of the organization, including all appropriate strategic alternatives, and management’s performance.
For 2015, the Human Resources Committees of the Company and the Bank considered the Company’s and the Bank’s performance within the context of the 2015 business plan and management’s overall performance, weighing numerous factors within and outside of management’s control.
Corporate Performance and Peer Comparison. In establishing named executive officer compensation, the Human Resources Committees periodically evaluate the Company’s and the Bank’s performance compared to management’s and the Boards of Directors’ overall goals and business plan objectives as well as to other financial institutions. The Human Resources Committees believe that using the respective performance factors of the Company and the Bank in determining named executive officer compensation levels is a useful tool for aligning the executive officers’ interests with those of the stockholders of the Company. With that in mind, the Human Resources Committees focus on the respective overall performance of the Company and the Bank relative to the prior calendar year and also consider the performance of local competitors and peer institutions. As part of the evaluation and review, the Human Resources Committees also take into account the manner in which various subjective issues, such as changes in competition, regulatory standards, and general and local economic conditions (including unemployment rates and commodities prices and adverse conditions in housing and real estate markets) may have affected performance.
For purposes of comparative analysis in assessing corporate performance, the Company generally considers commercial banks and savings institutions of similar asset size and/or geography. Given the ever-changing landscape within the banking industry, there is no specifically defined group of companies that is utilized for this analysis. The group of comparative financial institutions used in 2015 to assess overall performance consisted of local publicly-held financial institutions. The local financial institutions that were considered in 2015 included First Midwest Bancorp, Inc. (FMBI), MB Financial, Inc. (MBFI), Wintrust Financial Corporation (WTFC) and PrivateBancorp Inc. (PVTB). A broader group consisting of these publicly-held institutions and a number of privately-held local financial institutions was used to evaluate the improvements that occurred in the Company’s earnings, loan portfolio composition and asset quality performance metrics.
The Boards of Directors of the Company and the Bank believe that peer comparison is a useful tool for assessing business performance, staying competitive in the marketplace and attracting and retaining qualified executives. While the Human Resources Committees believe that it is prudent to consider peer comparison in determining compensation practices, they do not establish empirical parameters or benchmarks for using this data. Rather, where necessary, the Human Resources Committee of the Bank uses peer comparison data to confirm that executive compensation is reasonable relative to competing organizations.
Performance Reviews and Role of Executives in Committee Meetings. Management reports to the Boards of Directors of the Company and the Bank at least annually on its progress in achieving the strategic, financial and management objectives established by the business plan. The Boards of Directors of the Company and the Bank then consider the overall performance of the Company and the Bank and the named executive officers in the context of these objectives, weighing numerous factors and conditions within and outside of management’s control. In establishing Bank-level base salaries, incentive compensation and bonus awards, the Human Resources Committee of the Bank reviews current and proposed compensation levels for the Chief Executive Officer and the other named executive officers. The Human Resources Committee of the Company takes into account the recommendations made by the Human Resources Committee of the Bank with respect to potential awards under the 2006 EIP. The Boards of Directors and the Human Resources Committees exclude the Chief Executive Officer and all other named executive officers from their discussions and formal meetings concerning their compensation, except to receive the results of the decisions made and other relevant information.
Information Resources and Role of Compensation Consultants. In reviewing current and proposed compensation levels for named executive officers, the Human Resources Committees consider the organizational structure and business performance of the Company and the Bank, external information from public sources on peer and competitor business performance and compensation practices and levels and other information it deems relevant to its responsibilities. The Human Resources Committees of the Company and the Bank continued to have access to their own outside counsel and a compensation consultant during 2015. The Human Resources Committee of the Company engaged Cook & Co. to assist in the preparation of the compensation aspects of reports filed with the SEC and to be available for consultations with outside counsel.

Components of Executive Compensation
General. All named executive officers of the Company, including the Chief Executive Officer, are currently executive officers of the Bank. On May 19, 2006, the Company adopted the 2006 EIP, and it was subsequently approved by the Company’s stockholders at the 2006 Annual Meeting. Except for awards made pursuant to the 2006 EIP, the Company does not separately compensate its named executive officers, accordingly, the 2006 EIP is the only compensation or employee benefit program reviewed by the Human Resources Committee of the Company. The compensation that the Bank pays to its named executive officers, however, is taken into account in establishing the intercompany expense allocations that the Company pays to the Bank. In connection with its mutual-to-stock conversion in 2005, the Bank also established a tax-qualified employee stock ownership plan (“ESOP”), and named executive officers are eligible to participate in the ESOP subject to vesting and other requirements and limitations applicable to all participants generally.
Base Salary. Generally, base salary levels are established based on job descriptions and responsibilities, either temporary or permanent in nature (including any revisions or proposed revisions thereto), competitive conditions and general economic trends in the context of the Bank’s financial and franchise condition, and performance. A discussion of changes in base salaries for each named executive officer is included under “Conclusions for the Year Ended December 31, 2015.” The base salaries of the named executive officers for 2016 are as follows:

Name	Position	2016 Base Salary
F. Morgan Gasior	Chairman of the Board, Chief Executive Officer and President	$412,703
Paul A. Cloutier	Executive Vice President and Chief Financial Officer	$280,771
James J. Brennan	Executive Vice President, Corporate Secretary and General Counsel	$335,966
John G. Manos	Commercial Real Estate Lending President - Bank	$242,580
William J. Deutsch, Jr.	National Commercial Leasing President - Bank	$225,000
Non-Equity Incentive Plan Compensation. The Bank maintains numerous non-equity incentive compensation plans at the divisional or departmental level. Each plan aligns with the applicable business plan objectives for a particular division or department. The Bank’s Human Resources Committee approves each divisional or departmental plan for a calendar year. At the conclusion of the calendar year, the Bank’s Human Resources Committee reviews the proposed awards pursuant to each divisional or departmental plan. Non-equity incentive plan compensation for the Chief Executive Officer and the Chief Financial Officer reflects the relative achievement of the strategic, financial and management objectives established by the business plan, management’s responses to unforeseen circumstances or conditions that materially differ from those originally assumed, and the individual performance factors established for each individual. Historically, the Bank prepared performance- and risk-based incentive compensation matrices for the Chief Executive Officer and the Chief Financial Officer. Taken together, these matrices incorporated direct relationships of certain key risk exposures and performance elements for the Company. Information with respect to these plans or matrices for the named executive officers is included in “Conclusions for the Year Ended December 31, 2015.”
Discretionary Non-Equity Bonus. The Bank may award discretionary non-equity bonus payments to associates and officers based on job performance consistent with a high level of individual execution of assigned responsibilities or special projects for a portion of a calendar year, a full calendar year or over a period of years. The Bank’s Human Resources Committee approves all discretionary non-equity bonus payments for all officers at the level of Senior Vice President or higher. No empirical mathematical formula was used to determine the amount of the discretionary non-equity bonus payments. The awards of discretionary non-equity bonus payments for the named executive officers are discussed in “Conclusions for the Year Ended December 31, 2015.”
Equity-Based Compensation. The 2006 EIP established a mechanism by which awards of restricted stock or stock options could be utilized to further align the financial interests of employees, including the named executive officers, with stockholders and, in the future, provide an additional means to attract, retain and reward individuals who contribute to the success of the Company. The Human Resources Committee has established share ownership guidelines (as described below) for the named executive officers and other executive officers. The Human Resources Committee of the Company also considers the significant financial investment required of a participant who retains shares granted under the 2006 EIP because such participant must pay current income tax obligations with respect to such shares without having the benefit of selling the shares to generate cash proceeds sufficient to pay such tax liability. In addition, consistent with the purpose of aligning management financial interests with stockholder interests, the Human Resources Committee of the Company delegated to the Chief Executive Officer the authority to make grants pursuant to the 2006 EIP, and established a framework for the Chief Executive Officer’s implementation of the 2006 EIP, in each case for individuals other than the executive officers of the Company or the Bank. In general, the delegated authority of the Chief Executive Officer is limited to grants to an aggregate of 120,000 restricted shares and 360,000 stock options, and to a maximum per individual of 10,000 restricted shares and 25,000 stock options. In 2015, the Chief Executive Officer did not grant any equity-based compensation awards.
The Human Resources Committee granted equity-based compensation awards (stock options) to the Company’s named executive officers in 2015. The Human Resources Committee of the Company believes that the equity-based compensation program is an important tool for the retention and attraction of qualified management talent. The awards are discussed in the “Grants of Plan-Based Awards” table.
Share Ownership Guidelines. In the absence of difficult personal circumstances, the Human Resources Committee of the Company encourages the Chief Executive Officer and the other named executive officers of the Company to acquire with their own funds and hold a position in Company shares equal to 100% of the executive’s three-year average annual cash compensation. At December 31, 2015, all of the Company’s named executive officers met all elements of the Human Resources Committee of the Company’s share ownership guidelines.
401(k) Plan. The Company has a tax-qualified defined contribution retirement plan covering all of its eligible employees. Employees are eligible to participate in the plan after attainment of age 21 and completion of six months of service. Effective April 1, 2007, the Board of Directors of the Bank amended the match component of the plan to provide a fixed match in the amount of 50% of the first 6% of compensation deferred under the plan. The Board of Directors of the Bank amended the match formula after considering the significant benefit provided to all eligible employees under the Bank’s ESOP. The Company could also contribute an additional amount annually at the discretion of the Board of Directors of the Bank. Contributions totaling $308,300, excluding forfeitures, were made to the 401(k) plan for 2015. All reasonable administrative expenses incurred by the Plan were paid by the Plan.
Employee Stock Ownership Plan and Trust. The Bank implemented the ESOP in connection with the mutual-to-stock conversion, effective as of January 1, 2004. Employees are eligible to participate in the ESOP after the attainment of age 21 and completion of at least one year of employment. As part of the mutual-to-stock conversion, the ESOP trust borrowed funds from the Company and used those funds to purchase 1,957,300 shares of common stock. The shares of common stock purchased by the ESOP are the collateral for the loan. The loan will be repaid principally from the Bank through discretionary contributions to the ESOP over a period of up to 20 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan equals the prime rate plus 100 basis points, adjustable every five years. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid. The Company does not have any equity compensation program that was not approved by its stockholders, other than its ESOP.
Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits under the plan become fully vested upon completion of five years of credited service, with credit given to participants for years of credited service with the Bank prior to the adoption of the plan. However, employees retained through the merger of Downers Grove National Bank were credited with service beginning on the date they first became employed by the Bank. A participant’s interest in his or her account under the plan also fully vests in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change of control (as defined in the plan). Vested benefits are payable in the form of shares of common stock and/or cash. Any unvested benefits will be forfeited upon termination of employment in accordance with the terms of the ESOP. Such forfeited amounts remain in the ESOP and are reallocated to remaining participants in accordance with the terms of the ESOP. The Bank’s contributions to the ESOP are discretionary, subject to the loan terms and tax law limits. The ESOP will terminate in the event of a change of control (as defined in the plan). All reasonable administrative expenses incurred by the Plan were paid by the Plan.
All Other Compensation and Perquisites. To the extent applicable, the Human Resources Committees of the Company and the Bank review and monitor the level of other compensation and perquisites provided by the Company or the Bank, respectively, to the named executive officers in the context of current business operations and general market practices. Excluding the effects of the Bank’s contributions for the health, vacation, 401(k) and ESOP benefits available to all full-time employees and the Bank’s reimbursement of the after-tax premium costs for disability insurance coverages, the Human Resources Committees of the Company and the Bank continue to believe that other compensation and perquisites generally should not exceed 10% of each named executive officer’s total annual cash compensation. As of December 31, 2015, the compensation practices of the Company and the Bank with respect to other compensation and perquisites met this standard.

Conclusions for Year Ended December 31, 2015
Executive Summary. The following is a summary of the compensation decisions the Human Resources Committees made with respect to the named executive officers for 2015 and 2016:

•
Earned 2015 cash incentive compensation payments were awarded to the National Commercial Leasing President, the Commercial Real Estate Lending President and the Chief Financial Officer, and a cash bonus was awarded to the Chief Financial Officer and the Executive Vice President - Corporate Secretary and General Counsel.

•	Equity awards were granted to the named executive officers for the year ended December 31, 2015.

•
On March 21, 2016, the base salaries of the named executive officers increased 1.5%, except the base salary for the National Commercial Leasing President, which increased 7.9% and the base salary for the Chief Executive Officer remained unchanged. In 2015, the base salaries of the named executive officers increased by 1.7%.

Review of Chief Executive Officer. The Human Resources Committee of the Bank met outside the presence of management to review the Chief Executive Officer’s performance in the context of the approved business plan, and the extent to which established business plan objectives were realized during 2015. The Human Resources Committee of the Bank also evaluated the overall state of the Bank’s franchise and strategic position, capabilities and direction consistent with the Chief Executive Officer’s execution of his leadership and planning responsibilities. The Human Resources Committee of the Bank and the Chief Executive Officer mutually agreed to defer consideration of any incentive compensation that would be paid to the Chief Executive Officer and any adjustments to his base salary until the Human Resources Committee obtains and evaluates additional external information concerning market and peer compensation levels and practices. For the same reason, the Human Resources Committee of the Bank deferred consideration of a 2015 incentive compensation plan for the Chief Executive Officer. The Human Resources Committee of the Bank expects to make these decisions no later than the third quarter of 2016. Because of these decisions, the Human Resources Committee of the Bank has not yet utilized the historical performance- and risk-based incentive compensation matrix to evaluate the eligibility of the Chief Executive Officer for cash incentive compensation. The Board of Directors of the Bank, with Mr. Gasior not participating, ratified the actions of the Human Resources Committee of the Bank with respect to the Chief Executive Officer. Consistent with awards to other executive and non-executive officers based on historical participation levels, the Human Resources Committee of the Company awarded stock options under the 2006 EIP to the Chief Executive Officer in 2015.
The performance- and risk-based incentive compensation matrix that has historically been used since 2008 to evaluate the eligibility of the Chief Executive Officer for cash incentive compensation or an increase in base compensation encompasses five separately weighted performance areas – core earnings per share (25%), internal controls (25%), asset quality (25%), marketing and business development (15%), and leadership and planning (10%). The predetermined criterion for internal controls was the absence of significant or material deficiencies.
The Core Earnings target and the actual results of the year ended December 31, 2015, are set forth in the table below.

CATEGORY	2015 Performance	2015 Plan
Earnings Per Share
Earnings Per Share	$0.44	$0.41
Core Earnings Per Share(1)	$0.41	$0.45

(1)
Core Earnings Per Share represents pre-tax income excluding provision for loan losses, equity-based compensation, operations of real estate owned and NPA expenses tax affected divided by the weighted average number of shares outstanding.

Review of the Chief Financial Officer. The Human Resources Committee of the Bank met outside the presence of management to review the performance of the Chief Financial Officer. The Human Resources Committee noted that the Chief Executive Officer had assessed the performance of the Chief Financial Officer to the Human Resource Committee based on the non-equity incentive plan compensation performance matrix that had been previously established. With respect to matters not addressed by the historical matrix approach, the Bank achieved strong results in its regulatory examinations and independent reviews relating to Asset-Liability Management and Allowance for Loan and Lease Reserves adequacy. In addition, the Chief Financial Officer provided core decision support analysis to the Chief Executive Officer and the Company’s Board of Directors for the share dividend policy, share repurchase policy and tracking of corporate and peer performance for Business Plan and strategic planning purposes. Because the members of the Board of Directors have had considerable interaction with the Company’s Chief Financial Officer throughout the year, the Human Resources Committee determined that it had a strong basis to make an evaluation of the Chief Financial Officer independent of the Chief Executive Officer’s conclusions and recommendations. Based on the factors noted above, the Human Resources Committee approved a 14.4% discretionary 2015 cash incentive compensation award to the Chief Financial Officer in addition to the 5.6% award indicated by the historical matrix result. The Human Resources Committee of the Company also awarded stock options under the 2006 EIP to the Chief Financial Officer in 2015.
The Human Resources Committee of the Bank also approved a standard base compensation increase of 1.5% for the Chief Financial Officer. The Board of Directors of the Bank, with Mr. Gasior not participating, ratified the actions of the Human Resources Committee of the Bank with respect to the Chief Financial Officer.
The matrix utilized by the Human Resources Committee with respect to the Chief Financial Officer is as follows:

Component	Weight	2015 Performance Results	2015 Percentage Results		2015 Percentage Awarded		2015 Maximum Percentage
Core Earnings Per Share(1)	5%	Below	2.50%		2.50%		10%
Internal Controls	25	Met	5.00		5.00		10
Asset Quality (Securities) (2)	30	Met	5.00		5.00		10
Liquidity & Interest Rate	30	Exceeded	7.50		7.50		10
Leadership & Planning	10	Met	5.00		5.00		10
Composite	100%	Met	5.63%	(3)	5.63%	(4)	10%	(5)

(1)	See the information provided in the Chief Executive Officer Core Earnings table.

(2)
The Human Resource Committee’s review was based on information provided in our audited financial statements; however, such results were reviewed generally but were not compared to predetermined numerical criteria.

(3)	Represents the percentage of base salary earned as cash incentive compensation.

(4)	Represents the percentage of base salary paid as cash incentive compensation.

(5)	Represents the maximum percentage of base salary available as cash incentive compensation.
Review of National Commercial Leasing President. The Human Resources Committee of the Bank met outside the presence of management to review the performance of the National Commercial Leasing President. The Human Resources Committee of the Bank noted that the Chief Executive Officer had assessed the performance of the National Commercial Leasing President and the applicable non-equity incentive and bonus compensation based on the results of the 2015 National Commercial Leasing President Incentive Compensation Plan. The Bank’s National Commercial Leasing President Incentive Compensation Plan rewards successes in growing the leasing portfolio beyond business plan projections. The National Commercial Leasing President, with concurrence of the Chief Executive Officer, projected the expected volume based on numerous items including the prior year’s volume funded and average outstanding, the asset quality of the portfolio, current economic and projected market conditions, lease and loan repayments and other factors. The National Commercial Leasing Division experienced significant growth in Discounted Lease Purchase volumes and continued strong asset quality. In addition, the Bank’s relationships with independent leasing companies (known as the Bank’s “Direct Lessor” exposures) also increased as measured by the quantity of total loan originations for 2015. Accordingly, the 2015 results indicate an increase in cash incentive compensation for National Commercial Leasing President above the 2015 Business Plan Performance thresholds. These changes are supported based on the 38% increase in Discounted Lease portfolio balances, 18% increase in loan and lease origination volumes and continued strong portfolio Asset Quality.
Because the members of the Board of Directors of the Bank have had interaction with the Bank’s National Commercial Leasing President throughout the year, the Human Resources Committee of the Bank determined that it had a strong basis to make an evaluation of the National Commercial Leasing President independent of the Chief Executive Officer’s conclusions and recommendations. Based on the 2015 National Commercial Leasing Division growth, the Human Resources Committee of the Bank also approved a base compensation increase of 7.9% for the Bank’s National Commercial Leasing President. The Board of Directors of the Bank, with Mr. Gasior not participating, ratified the actions of the Human Resources Committee of the Bank with respect to the National Commercial Leasing President.
In addition, pursuant to the National Commercial Leasing President Incentive Compensation Plan, the National Commercial Leasing President was eligible for equity-based awards under the 2006 EIP. Accordingly, the Human Resources Committee of the Bank recommended to the Human Resources Committee of the Company that the Company grant the equity-based incentive compensation earned to the National Commercial Leasing President in 2015 consistent with the 2006 EIP and the applicable Incentive Plan. The Human Resources Committee of the Company approved the Human Resource Committee of the Bank’s recommendation concerning the equity-based award to the National Commercial Leasing President in 2015.

The matrix utilized by the Human Resources Committee with respect to the National Commercial Leasing President is as follows:

Component	2015 Performance Thresholds (1)	2015 Percentage Results (2)	2015 Percentage Awarded		2015 Maximum Percentage (3)
New Lease Loans Funded	$72 million	142.6%	0.25%	(4)	0.25%
Average Outstanding Lines of Credit Funded	$4 million	227.8%	0.30%	(4)	0.30%
Leadership, Planning & Controls	—	Met	—%	(5)	5.00%

(1)	Represents 2015 business plan funding thresholds.

(2)	Represents the percentage by which actual fundings exceeded funding thresholds.

(3)	Represents the maximum percentage available as incentive compensation.

(4)	Represents the percentage of the funding in excess of the thresholds that was awarded as incentive compensation.

(5)	Represents the percentage of base salary earned and paid as discretionary cash incentive compensation.

Review of Commercial Real Estate Lending President. The Human Resources Committee of the Bank met outside the presence of management to review the performance of the Bank’s Commercial Real Estate Lending President. The Human Resources Committee of the Bank noted that the Chief Executive Officer had assessed the performance of the Commercial Real Estate Lending President and the applicable non-equity incentive and bonus compensation based on the results of the Bank’s 2015 Commercial Real Estate Lending President Incentive Compensation Plan. The Commercial Real Estate Lending President Incentive Compensation Plan rewards successes in growing the multifamily commercial real estate loan portfolio beyond the business plan projections. The Commercial Real Estate Lending President, with concurrence of the Chief Executive Officer, projected the expected volume based on numerous items including the prior year’s origination volume, the asset quality of the portfolio, current economic and projected market conditions, loan repayments and other factors. The Commercial Real Estate Lending Division experienced significant growth in selected Metropolitan Statistical Areas outside our primary lending area and materially improved asset quality. The Commercial Real Estate Lending President recruited three new commercial bankers for the other Metropolitan Statistical Area markets without the use of a third party recruiter; his efforts saved the Bank considerable expense in recruitment fees. Given the growth experienced in those markets from these new staff members, a 5% discretionary bonus was approved. The Human Resources Committee of the Company also awarded stock options under the 2006 EIP to the Commercial Real Estate Lending President in 2015.
Because the members of the Board of Directors of the Bank have had interaction with the Bank’s Commercial Real Estate Lending President throughout the year, the Human Resources Committee of the Bank determined that it had a strong basis to make an evaluation of the Commercial Real Estate Lending President independent of the Chief Executive Officer’s conclusions and recommendations. The Human Resources Committee of the Bank also approved a standard base compensation increase of 1.5% for the Commercial Real Estate Lending President. The Board of Directors of the Bank, with Mr. Gasior not participating, ratified the actions of the Human Resources Committee of the Bank with respect to the Commercial Real Estate Lending President.
The matrix utilized by the Human Resources Committee with respect to the Commercial Real Estate Lending President is as follows:

Component	2015 Performance Thresholds (1)	2015 Percentage Results (2)	2015 Percentage Awarded		2015 Maximum Percentage (3)
Commercial Real Estate Lending	$35.3 million	69.9%	0.21%	(4)	0.25%
Multifamily Lending	$21.8 million	150.7%	0.12%	(4)	0.25%
Leadership, Planning & Controls	—	Met	5.00%	(5)	5.00%

(1)	Represents 2015 business plan origination thresholds.

(2)	Represents the percentage by which actual originations exceeded originations thresholds.

(3)
Represents the maximum percentage available as incentive compensation. The percentage awarded varies depending on whether the borrower is a new or existing customer. In the case of loans sourced through a commercial mortgage broker, the percentage awarded varies depending on whether the broker is compensated or non-compensated.

(4)	Represents the weighted average percentage of volume in excess of the thresholds that was awarded as incentive compensation.

(5)	Represents the percentage of base salary earned and paid as discretionary cash incentive compensation. Such amount is reported in the bonus column in the Summary Compensation Table.

Review of Executive Vice President - General Counsel. The Human Resources Committee of the Bank met outside the presence of management to review the performance of the Executive Vice President - General Counsel. The Human Resources Committee of the Bank noted that the Chief Executive Officer had assessed the performance of the Executive Vice President - General Counsel. The Chief Executive Officer recommended that a discretionary 15% cash bonus be paid to the Executive Vice President - General Counsel for the year ended December 31, 2015, based on his successful execution of certain strategic initiatives as well as successful litigation management strategies that contributed to material improvements in asset quality performance. The Human Resources Committee of the Company awarded stock options under the 2006 EIP to the Executive Vice President - General Counsel in 2015.
Because the members of the Board of Directors of the Bank have had considerable interaction with the Executive Vice President - General Counsel throughout the year, the Human Resources Committee of the Bank determined that it had a strong basis to make an evaluation of the executive officer independent of the Chief Executive Officer’s conclusions and recommendations. The Human Resources Committee of the Bank concurred with the Chief Executive Officer’s conclusions and recommendations. The Human Resources Committee of the Bank also approved a standard increase to base compensation of 1.5% for the Executive Vice President - General Counsel. The Board of Directors of the Bank, with Mr. Gasior not participating, ratified the actions of the Human Resources Committee of the Bank with respect to the Executive Vice President - General Counsel.
Reasonableness of Compensation
After considering all components of the compensation program for the named executive officers, the Human Resources Committee has determined that such compensation is reasonable and appropriate.
The incentive compensation programs for the Chief Executive Officer, the Chief Financial Officer, the National Commercial Leasing President, and the Commercial Real Estate Lending President include both asset quality and internal control risk measurements. Similar controls exist within the incentive compensation plans for non-executive officers and employees of the Company, as applicable. In addition, the measurement and review of the asset quality and internal controls performance are separated from the applicable business operations, including audits by the Company’s Internal Audit Division, the Company’s independent external audit firm and other third-party independent reviews. Finally, the overall system of internal controls is robust and provides multiple levels of controls to reasonably detect and prevent instances of excessive risk taking within the organization.
Tax and Accounting Treatment
Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executive officers of public companies. The limitations on the deductibility of executive compensation imposed under Section 162(m) did not affect the Company during 2015 because the compensation paid to the Company’s executive officers in 2015 did not exceed these limitations. The 2006 EIP provides the Human Resources Committee with flexibility to address issues that may arise under Section 162(m), and contains provisions that could be utilized to reduce its potential adverse effects.
Code Section 409A. The Human Resources Committees of the Company and of the Bank have monitored regulatory developments under Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004 and deals with specific tax rules for non-qualified deferred compensation plans. The Company previously revised certain provisions in its employment agreements with the Chief Executive Officer, the other named executive officers and certain other officers to address Section 409A and the final Treasury Regulations under Section 409A. The 2006 EIP provides flexibility to address issues that may arise under Section 409A, and contains provisions that could be utilized to reduce its potential adverse effects.
Other Taxation Issues. The Human Resources Committees of the Company and the Bank believe that, as compensation structures become more complex, the effects of the alternative minimum tax and other taxation issues could affect the net intended effect of the Company’s and the Bank’s compensation plans. Although no specific action is warranted at this time, the Human Resources Committees of the Company and the Bank intends to monitor the effects of the alternative minimum tax and other taxation issues on the Company and its directors, officers and associates when evaluating various compensation principles, practices and plans.
Accounting for Stock-Based Compensation. Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”), requires companies to record the compensation cost for stock options, restricted stock and other equity-based compensation arrangements that are provided to employees in return for employment service. The cost is based on the grant date fair value, and this cost is expensed over the requisite service period, which is normally the vesting period of the award. ASC Topic 718 applies to awards granted or modified in years beginning in 2006 and thus applies to awards granted pursuant to the 2006 EIP. The Human Resources Committee of the Company evaluates the potential adverse impact of ASC Topic 718 on future compensation expense when determining the size and types of awards to be granted under the 2006 EIP.
COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in BankFinancial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015.
This report has been provided and is respectfully submitted by the Human Resources Committee, which acts as the compensation committee:
Terry R. Wells, Chairman
Cassandra J. Francis
John M. Hausmann
Thomas F. O’Neill
John W. Palmer
Glen R. Wherfel

EXECUTIVE COMPENSATION
The following table sets forth information concerning the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other three most highly compensated executive officers who served in such capacities during 2015:
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compen-sation	Stock Awards (1)	Option Awards (1)	All Other Compen -sation (4)	Total Compensation
F. Morgan Gasior Chairman of the Board, Chief Executive Officer and President (2)	2015	$410,846	$—	$—	$—	$264,000	$55,928	$730,774
	2014	405,804	—	—	—	—	50,742	456,546
	2013	405,804	—	—	—	—	45,046	450,850
Paul A. Cloutier Executive Vice President and Chief Financial Officer	2015	$275,377	$39,764	$15,560	$—	$133,820	$54,098	$518,619
	2014	271,998	—	—	—	—	50,514	322,512
	2013	271,998	—	—	—	—	44,778	316,776
James J. Brennan Executive Vice President, Corporate Secretary and General Counsel	2015	$329,511	$49,650	$—	$—	$142,474	$55,348	$576,983
	2014	325,468	48,820	—	—	—	51,975	426,263
	2013	325,468	—	—	—	—	45,716	371,184
John G. Manos Commercial Real Estate Lending President (3)	2015	$237,920	$11,950	$77,556	$—	$85,167	$36,200	$448,793
	2014	231,131	7,050	82,448	—	—	30,958	351,587
William J. Deutsch, Jr. National Commercial Leasing President	2015	$207,547	$—	$160,000	$—	$8,600	$37,270	$413,417
	2014	205,000	—	102,500	—	—	33,563	341,063
	2013	205,000	—	102,500	118,030	—	25,305	450,835

(1)
The amount set forth in the "Stock Awards" column reflects the aggregate grant date fair value of stock awards for the year ended December 31, 2013 in accordance with ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 13 to our Financial Statements for the year ended December 31, 2014 in our Annual Report on Form 10-K. The amount set forth in the "Option Awards" column reflects the aggregate grant date fair value of option awards for the year ended December 31, 2015 in accordance with ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 15 to our Financial Statements for the year ended December 31, 2015 in our Annual Report on Form 10-K.

(2)	Bonus amount for Mr. Gasior was not calculable as of the date of the proxy statement and any decisions will be made no later than the third quarter of 2016.

(3)	Mr. Manos was not a named executive officer prior to 2014.

(4)	All other compensation for the named executive officers during fiscal 2015 is summarized below:

Name	Perquisites(i)	Insurance(ii)	Tax Reimbursement(iii)	401(k) Match	ESOP Contribution(iv)	Total
F. Morgan Gasior	$19,200	$2,358	$1,536	$7,950	$24,884	$55,928
Paul A. Cloutier	$18,600	$1,613	$1,051	$7,950	$24,884	$54,098
James J. Brennan	$19,358	$1,911	$1,245	$7,950	$24,884	$55,348
John G. Manos	$2,074	$1,407	$917	$6,905	$24,897	$36,200
William J. Deutsch, Jr.	$6,000	$1,240	$808	$4,311	$24,911	$37,270

(i)	Includes use of an automobile or an automobile allowance, and in the case of Messrs. Gasior, Cloutier and Brennan, club dues.

(ii)
Consists of premiums paid by the Company during the fiscal year with respect to additional short- and long-term disability insurance for each named executive officer. Certain amounts were paid by the executive and reimbursed by the Company under employment agreement provisions that reduce, on a dollar-for-dollar basis, the Bank’s obligations under such executive’s employment agreement in the event of the executive’s death or disability by the amount of insurance proceeds received by the executive’s named beneficiary.

(iii)
Reflects reimbursement for income and employment taxes incurred by the executive as a result of the insurance premiums paid by the executive and reimbursed by the Company. See note (ii) above and discussion below for additional information.

(iv)	Includes the Bank’s contribution to the executive’s ESOP account plus any amounts reallocated as a result of forfeitures by terminated ESOP participants.

Grants of Plan-Based Awards
The following table sets forth for the year ended December 31, 2015 certain information as to grants of plan-based awards for the named executive officers under the terms of the Executive Incentive Compensation Plan and the 2006 EIP. For the year ended December 31, 2015, payments were paid in March 2016 in the amounts listed in the “Summary Compensation Table.”

		Estimated Future/Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: # of Securities Underlying Options	Exercise/ Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum
F. Morgan Gasior	8/10/2015				200,000	$11.99	$184,000
	12/23/2015				100,000	$12.99	$80,000
Paul A. Cloutier	8/10/2015				108,500	$11.99	$99,820
	12/23/2015				42,500	$12.99	$34,000
James J. Brennan	8/10/2015				82,834	$11.99	$76,207
	12/23/2015				82,834	$12.99	$66,267
John G. Manos	(1)		$119,498	$119,498
	8/10/2015				70,834	$11.99	$65,167
	12/23/2015				25,000	$12.99	$20,000
William J. Deutsch, Jr.	(2)		$160,000	$160,000
	8/10/2015				5,000	$11.99	$4,600
	12/23/2015				5,000	$12.99	$4,000

(1)
Mr. Manos is eligible to receive an incentive cash bonus up to 50% of base salary under the Commercial Real Estate Lending Incentive Compensation Plan. Under the plan, Mr. Manos earns an incentive on commercial real estate loan volume in excess of minimum requirements for the year. Final incentive earned is subject to asset quality adjustments. The target amount provided for Mr. Manos is a representative amount that would be earned under the 2015 plan if fiscal 2015 budgets were achieved with no discretionary adjustment.

(2)
Mr. Deutsch is eligible to receive an incentive cash bonus up to a maximum of $160,000 under the National Commercial Leasing President Incentive Compensation Plan. Under the plan, Mr. Deutsch earns an incentive on all new originated national commercial lease volume over minimum requirements for the year and on the yearly average outstanding national commercial lease lines of credit in excess of minimum requirements. Final incentive earned is subject to asset quality adjustments. The target amount provided for Mr. Deutsch is a representative amount that would be earned under the plan if fiscal budgets were achieved with no discretionary adjustment.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning the exercisable and unexercisable stock options and unvested shares of restricted stock at December 31, 2015 held by the individuals named in the summary compensation table:

	Option Awards				Stock Awards
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexer- cisable (1)	Options Exercise Price ($)	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(3)
F. Morgan Gasior	100,000	100,000	$11.99	6/26/2017
		100,000	12.99	6/26/2017
Paul A. Cloutier	54,250	54,250	11.99	6/26/2017
		42,500	12.99	6/26/2017
James J. Brennan	41,416	41,418	11.99	6/26/2017
		82,834	12.99	6/26/2017
John G. Manos	35,416	35,418	11.99	6/26/2017
		25,000	12.99	6/26/2017
William J. Deutsch, Jr.	2,500	2,500	11.99	6/26/2017	1,125	$14,209	2,680	$33,848
		5,000	12.99	6/26/2017

(1)	The table below shows the remaining vesting schedule for all unexercisable options granted on August 10, 2015 with an exercise price of $11.99.

Name	March 31, 2016	June 30, 2016
F. Morgan Gasior	50,000	50,000
Paul. A. Cloutier	27,125	27,125
James J. Brennan	20,708	20,710
John G. Manos	17,708	17,710
William J. Deutsch, Jr.	1,250	1,250
The table below shows the remaining vesting schedule for all unexercisable options granted on December 23, 2015 with an exercise price of $12.99.

Name	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
F. Morgan Gasior	25,000	25,000	25,000	25,000
Paul. A. Cloutier	10,625	10,625	10,625	10,625
James J. Brennan	20,708	20,708	20,708	20,710
John G. Manos	6,250	6,250	6,250	6,250
William J. Deutsch, Jr.	1,250	1,250	1,250	1,250

(2)	The table below shows the vesting schedule for all unvested restricted shares granted on May 14, 2013.

Name	May 20, 2016
William J. Deutsch, Jr.	1,125

(3)	The market value of shares is based on a closing stock price of $12.63 on December 31, 2015.

(4)
The table below shows the vesting schedule for performance-based equity awards if predefined annual performance goals are achieved. Equity awards vest on the determination date if earned based on performance during the prior fiscal year. Equity awards not earned on the scheduled determination date may be eligible to be earned at the next determination date. Equity awards not earned as of the final determination date are forfeited.

Name	March 31, 2016
William J. Deutsch, Jr.	2,680

Option Exercises and Stock Vested During 2015
The following table reflects shares of restricted stock held by the named executive officers that vested during 2015. No options were exercised by the named executive officers during 2015.

	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
F. Morgan Gasior	—	$—	—	$—
Paul A. Cloutier	—	$—	—	$—
James J. Brennan	—	$—	—	$—
John G. Manos	—	$—	—	$—
William J. Deutsch, Jr.	—	$—	4,765	$61,386

(1)	Reflects amounts realized on March 31, 2015 at a closing stock price of $13.14 and May 20, 2015 at a closing stock price of $12.05.
Potential Payments upon Termination or Change of Control
The following table sets forth information concerning potential payments and benefits under the Company’s compensation programs and benefit plans to which the named executive officers would be entitled upon a termination of employment as of December 31, 2015. As is more fully described below, the named executive officers entered into employment agreements with the Company and/or the Bank, as applicable (each, an “Employment Agreement”), which provide for payments and benefits to a terminating executive officer following a termination other than for “cause” or by resignation. Except for the payments and benefits provided by the Employment Agreements, all other payments and benefits provided to any named executive officer upon termination of his employment are the same as the payments and benefits provided to other eligible executives of the Bank.

Executive	Potential Payments Upon Termination or Change of Control	Termination by the Bank			Other Types of Termination			Change of Control (3)
		For Cause	For Disability (1)	Without Cause (2)	By Resignation	For Good Reason (2)	Upon Death (1)
F. Morgan Gasior	Cash payments	$—	$936,532	$1,230,404	$—	$1,230,404	$936,532	$1,230,404
	Accelerated Equity Awards	—	—	—	—	—	—	64,000
	Continued Benefits	—	15,176	20,235	—	20,235	15,176	20,235
Paul A. Cloutier	Cash payments	$—	$630,350	$882,647	$—	$882,647	$630,350	$882,647
	Accelerated Equity Awards	—	—	—	—	—	—	34,720
	Continued Benefits	—	25,124	33,499	—	33,499	25,124	33,499
James J. Brennan	Cash payments	$—	$777,112	$1,111,277	$—	$1,111,277	$777,112	$1,111,277
	Accelerated Equity Awards	—	—	—	—	—	—	26,508
	Continued Benefits	—	15,176	20,235	—	20,235	15,176	20,235
John G. Manos	Cash payments	$—	$589,392	$943,074	$—	$943,074	$589,392	$943,074
	Accelerated Equity Awards	—	—	—	—	—	—	22,668
	Continued Benefits	—	25,213	33,617	—	33,617	25,213	33,617
William J. Deutsch, Jr.	Cash payments	$—	$633,402	$633,402	$—	$633,402	$633,402	$633,402
	Accelerated Equity Awards	—	48,057	48,057	—	48,057	48,057	49,657
	Continued Benefits	—	11,400	11,400	—	11,400	11,400	11,400

(1)
For each named executive officer, except Mr. Deutsch, cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of his employment period. The cash payments for Mr. Deutsch include a prorated annual cash incentive compensation for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of the executive's employment period. The intrinsic value of accelerated equity awards for Mr. Deutsch is based on the closing stock price on December 31, 2015 of $12.63. None of the outstanding equity awards for the other named executive officers on December 31, 2015 accelerate upon disability or death. Continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period based on actual cost for 2015. Excludes any reduction in benefit as a result of disability insurance or federal social security disability payments.

(2)
For each named executive officer, except Mr. Deutsch, cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. The cash payments for Mr. Deutsch include a prorated annual cash incentive compensation for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of the executive's employment period. The intrinsic value of accelerated equity awards for Mr. Deutsch is based on the closing stock price on December 31, 2015 of $12.63. None of the outstanding equity awards for the other named executive officers on December 31, 2015 accelerate upon termination without cause or for good reason. Continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2015, except for Mr. Deutsch, whose continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period.

(3)
The payments reflected in this column assume the executive terminated for good reason in connection with a change of control. For each named executive officer, except Mr. Deutsch, cash payments include an amount equal to the average cash incentive compensation paid during the preceding two years prorated for the year of termination, prorated employer matching 401(k) contribution, and three times the executive’s three-year average cash compensation. The cash payments for Mr. Deutsch include a prorated annual cash incentive compensation for the year of termination, prorated employer matching 401(k) contribution for the year of termination, and the base salary the executive would have received from the date of termination through the end of the executive's employment period. The intrinsic value of accelerated equity awards for the named executive officers is based on the closing stock price on December 31, 2015 of $12.63. Continued benefits reflect the incremental cost of core benefits to the Company for 36 months based on the actual cost for 2015, except for Mr. Deutsch, whose continued benefits reflect the incremental cost of core benefits to the Company during the executive's remaining employment period. If applicable, executive severance benefits for Messrs. Manos and Deutsch are reduced to avoid constituting an “excess parachute payment” under Section 280G of the Internal Revenue Code.  Assuming a December 31, 2015 good reason termination upon a change in control, the payments reflected above for Mr. Manos would be reduced by $318,046 to comply with this requirement.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table on the previous page do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued but unpaid salary and vacation pay.

•	Distributions of plan balances under the Bank’s 401(k) plan and its ESOP. See “401(k) Plan” and “Employee Stock Ownership Plan and Trust” for an overview of the 401(k) and the ESOP.
Employment Agreements. The employment agreements with Messrs. Gasior, Cloutier, Brennan, Manos and Deutsch were amended and restated in May 2008 and amended in December 2012, principally to ensure compliance with Section 409A of the Internal Revenue Code. In May 2013, the Bank entered into an amended and restated employment agreement with Mr. Deutsch, which was substantially similar to his prior agreement with the exception of a change in term from 24 months to 36 months and a limit on perquisites and post-employment health insurance. Each employment agreement has an initial term of 36 months that can be extended each year for an additional year, at the discretion of the Board of Directors.
Under the employment agreements, the Bank will pay the executive officers the base salary as reflected in the Bank’s payroll records, subject to discretionary increases by the Board of Directors. The 2016 base salaries for Messrs. Gasior, Cloutier, Brennan, Manos and Deutsch are $412,703, $280,771, $335,966, $242,580, and $225,000, respectively. The employment agreements provide that the base salary may be increased but not decreased. The employment agreements also provide that the executive officer will receive the use of an automobile or an automobile allowance and in the case of Messrs. Gasior, Cloutier and Brennan, the payment of designated club dues, provided that, in a given year, these payments may not, in the aggregate, exceed ten percent of the executive officer’s cash compensation. The employment agreements further provide that the executive officer is entitled to participate with other executive officers in non-equity short-term incentive compensation and discretionary non-equity bonuses declared by the Board. In addition to base salary and bonus, the employment agreements provide for, among other things, participation in a Section 125 cafeteria plan, group medical, dental, vision, disability and life insurance plans, referred to as the core plans, 401(k) plan, the ESOP and other employee and fringe benefits applicable to executive personnel.
During the employment period, each executive officer is provided with a supplemental disability insurance policy that pays 60% of base salary for the remaining term of the agreement in the event the executive officer is terminated due to disability. If an executive officer becomes disabled, his base salary will be reduced proportionately by the disability payments made under the disability policy and under the federal social security system. Each executive officer is responsible for paying the premiums but receives an annual allowance in an amount sufficient, on an after-tax basis, to equal the premium payments. In the event of termination of employment due to disability, the executive officer will be entitled to his earned salary, an amount equal to the annual average of any cash incentive compensation and bonus that the executive officer received during the preceding two fiscal years, except for Mr. Deutsch who would receive an amount equal to the cash incentive compensation he would receive during the current year. The executive officer will receive the prorated employer matching 401(k) plan contribution that the executive officer would be entitled to receive for the current year. In addition, the executive officer will be entitled to the base salary the executive officer would have been paid through the date the employment period would have expired if the executive officer’s employment had not been sooner terminated due to disability, which will be reduced on a dollar-for-dollar basis by the disability insurance and federal social security disability payments referenced above, and continued coverage under the core plans through the date the employment period would have expired, subject to the executive officer’s continued payment of the costs and contributions for which he is responsible. After their continued coverage under the core plans expires, Messrs. Gasior, Cloutier, Brennan, Manos and Deutsch may elect to continue their health care coverage at their sole expense and without any cost to the Bank until they become eligible for Medicare coverage or for coverage under another employer’s group health plan.
In the event the executive officer’s employment is terminated due to death, his surviving spouse and minor children, if any, will be entitled to the same coverage under the core plans that the executive officer would have been provided if his employment had terminated due to disability. In addition, the executive officer’s estate or trust, as applicable, will be entitled to the base salary the executive officer would have been paid through the date the employment period would have expired if the executive officer’s employment had not been sooner terminated due to death. Except with respect to continued coverage under the core plans and the ability to elect to continue health care coverage under the core plans for an additional period at no cost to the Bank, the Bank will generally have no obligation to pay or provide an executive officer’s estate, surviving spouse, or minor children with any other compensation or benefits on account of the executive officer’s death.
In the event the executive officer’s employment is terminated without cause by the Bank, the executive officer will receive his earned salary, prorated incentive compensation, accrued plan contribution, continued coverage under the core plans for 36 months, except for Mr. Deutsch, whose continued coverage would be during the remaining employment period, subject to the executive officer’s payment of costs and contributions for which he is responsible, the ability to continue health care coverage thereafter at his sole expense and an amount equal to three times his average annual compensation, with the exception of Mr. Deutsch who would be paid his base salary from the effective date of termination through the date the employment period would have expired. Payment of benefits would be made in a single lump sum, except for Mr. Deutsch, for whom the payment would be made in equal installments except for payments upon death and payments that exceed certain “safe harbor” provisions of the Internal Revenue Code.
Under the employment agreements, the executive officer may terminate his employment for “Good Reason” by giving notice within 60 days after the event giving rise to the right to terminate employment. Good Reason generally includes (i) the Bank’s decision not to re-elect or failure to re-elect the executive officer to his present position; (ii) with the exception of Mr. Deutsch, the Bank’s failure to extend the executive officer’s employment period on the anniversary date for an additional year; (iii) the relocation of the executive officer’s principal place of employment by more than a specified distance; (iv) the reduction in the executive officer’s base salary or a material reduction in benefits to which the executive officer is entitled; (v) the liquidation or dissolution of the Bank or the Company; (vi) the Bank’s material uncured breach of the employment agreement; and (vii) with the exception of Mr. Deutsch, the occurrence of a “Change of Control” as such term is defined in the 2006 EIP. With respect to Mr. Gasior’s employment agreement, “Good Reason” also includes the failure to elect or re-elect him as Chairman of the Board of Directors of the Bank, a change in the composition of the Board of Directors of the Bank such that the current directors no longer constitute a majority of the board other than in certain circumstances where the new board is nominated or appointed by the existing board, or a significant reduction in the scope of his duties, powers, privileges, authority or responsibilities. In the event an executive officer’s employment is terminated for Good Reason, he will receive the same amounts, the same coverage under the core plans and the same health insurance coverage continuation rights that he would have received if his employment had been terminated without cause. An executive officer who terminates his employment by resignation other than due to Good Reason will only be entitled to his earned salary and vacation through the date of termination.
The executive officer is required under the employment agreement to execute a general release in consideration for any severance amounts. The executive officer also agrees not to compete with the Bank or its affiliates for six months after termination or during the period that severance amounts are paid, if longer. In addition, the executive officer agrees not to solicit the Bank’s customers, their business or the Bank’s employees for eighteen months, which may be reduced in certain circumstances. Payment of amounts due the executive officers under the employment agreements will generally be made in a single lump sum, or in the case of Mr. Deutsch, in equal installments as described above.
The Board of Directors of the Bank last reviewed the Bank’s employment agreements with Messrs. Gasior, Cloutier, Brennan, Manos and Deutsch in 2015 and approved the extension of their terms through March 31, 2018. The reviews are conducted annually and the next review is scheduled to occur in the second quarter of 2016.
In October 2008, the Company entered into employment agreements with Messrs. Gasior, Cloutier and Brennan. The employment agreements have three-year terms and, except as discussed below, are otherwise substantially similar to the respective employment agreements that these individuals have with the Bank. The Board of Directors of the Company last reviewed the Company’s employment agreements with Messrs. Gasior, Cloutier and Brennan in 2015 and approved the extension of their terms through March 31, 2018. The reviews are conducted annually and the next review is scheduled to occur in the second quarter of 2016.
The Company does not separately compensate Messrs. Gasior, Cloutier or Brennan for their services to the Company, except for awards made by the Company under the 2006 EIP. Instead, the Bank pays and provides their cash compensation and benefits (other than benefits under the 2006 EIP), and allocates a portion of this expense to the Company pursuant to an intercompany expense sharing arrangement in proportion to the time and services that they provide to the Company. The employment agreements between the Company and Messrs. Gasior, Cloutier and Brennan thus provide that any cash compensation and benefits that become simultaneously due under both their employment agreements with the Company and their employment agreements with the Bank will be subtracted from those due Messrs. Gasior, Cloutier and Brennan under their respective employment agreements with the Company. The payments and benefits (other than benefits under the 2006 EIP) that each of Messrs. Gasior, Cloutier and Brennan will receive under his employment agreement with the Company if his employment is terminated without cause, for Good Reason or due to death or disability are the same as those provided for in their respective employment agreements with the Bank.
The primary material differences between the Company’s employment agreements with Messrs. Gasior, Cloutier and Brennan and their respective employment agreements with the Bank are that their employment agreements with the Company provide for indemnification under Maryland law (the Company’s state of incorporation) rather than applicable federal law, and further provide that, upon the termination of employment based on the occurrence of a Change of Control as that term is defined in the 2006 EIP, (i) all payments that would otherwise be payable following termination; (ii) the restricted periods applicable to the non-competition and non-solicitation covenants set forth in their respective employment agreements with the Company and their employment agreements with the Bank will be reduced to six months and the scope of the competitive restrictions will be limited to those that existed immediately prior to the Change of Control; and (iii) all obligations that may become due simultaneously under both the Company’s employment agreements with Messrs. Gasior, Cloutier and Brennan and their respective employment agreements with the Bank will first be provided under their employment agreements with the Company. The Company employment agreements do not impose a limit on the compensation that would be payable to Messrs. Gasior, Cloutier or Brennan upon the occurrence of a Change of Control to avoid an “excess parachute payment” under Section 280G of the Internal Revenue Code. However, the payments and benefits that would become due to Messrs. Gasior, Cloutier and Brennan upon the occurrence of a Change of Control currently would not result in any “excess parachute payments” based on their current and historic compensation levels and the relevant terms of their Company employment agreements.
Compensation of Directors
Directors’ Fees. All directors of the Company, other than Messrs. O’Neill and Palmer, are also directors of the Bank. Except for Mr. Gasior, who receives no fees for serving as a director, committee chairperson or committee member, the directors of the Bank received a Board fee of $2,000 per month for preparing for and attending meetings of the Board of Directors of the Bank during 2015. Except for the Audit Committee, the Bank did not pay its directors a separate fee during 2015 for serving on board committees. The members of the Audit Committee were paid an Audit Committee fee during 2015 because the Audit Committee is a required entity with separate responsibilities established by applicable laws and regulations. During 2015, the Bank paid an Audit Committee fee of $1,000 per quarter to Mr. Hausmann (the Chairman of the Audit Committee), and $800 per quarter to Messrs. Wells and Wherfel (members of the Audit Committee). The Company did not compensate the other members of the Audit Committee due to the Audit Committee fee that they received from the Bank.
The Company did not separately compensate the members of its Board of Directors other than Messrs. O’Neill and Palmer during 2015 for preparing for and attending meetings of the Board of Directors of the Company. Messrs. O’Neill and Palmer were separately compensated for their service as directors of the Company because they are not directors of the Bank. The Company paid Messrs. O’Neill and Palmer a Board fee of $1,000 per month and also reimbursed Mr. O’Neill for his travel expenses for attending meetings of the Board of Directors of the Company.
The Board of Directors fees and the Audit Committee fees for 2015 were unchanged from 2014. The Board of Directors fees for 2015 and the Audit Committee fees for 2015 have been taken into account in the intercompany expense allocations between the Company and the Bank.
Equity-Based Compensation. The 2006 EIP established a mechanism by which awards of restricted stock or stock options could further align the financial interests of the directors of the Company and the Bank with stockholders and, in the future, provide an additional means to attract, retain and reward individuals who can and do contribute to the success of the Company. On August 10, 2015, the Board of Directors granted equity-based compensation awards of stock options to its members. The awards are discussed in the table below. Awards under the 2006 EIP were based in part on a member’s experience and on each member’s responsibilities as assigned by the Board of Directors.
The Board of Directors also established share ownership guidelines for directors applicable both to personally-acquired shares and shares acquired through the 2006 EIP. In general, absent difficult personal financial circumstances, the Board of Directors encourages each director in office at least one year to hold a position in Company shares equal to at least 50% of a director’s annual director’s fees. At December 31, 2015, all eligible directors and all directors as a group exceeded this ownership position with the exception of Mr. O’Neill. In addition, the Human Resources Committee encourages directors to retain all shares granted under the 2006 EIP. At December 31, 2015, the Company’s directors who received restricted shares under the 2006 EIP retained 100% of their vested restricted shares.
The table below provides information on 2015 compensation for directors who served in 2015.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)	Total ($)
Cassandra J. Francis	$24,000	$72,371	$96,371
John M. Hausmann, C.P.A.	$28,000	$81,571	$109,571
Thomas F. O’Neill	$12,000	$36,800	$48,800
John W. Palmer	$12,000	$32,200	$44,200
Terry R. Wells	$27,200	$81,571	$108,771
Glen R. Wherfel, C.P.A.	$27,200	$81,571	$108,771

(1)
The amount set forth in the "Option Awards" column reflects the grant date fair value of option awards granted on August 10, 2015 in accordance with ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 15 to our Financial Statements for the year ended December 31, 2015, which is located on pages 86 and 87 of our Annual Report on Form 10-K.

Outstanding Non-Employee Director Equity Awards at Fiscal Year-End
The table below shows each current non-employee director’s outstanding stock options as of December 31, 2015. No unvested stock awards were outstanding as of December 31, 2015.

Name	Exercisable	Unexercisable
Cassandra J. Francis	39,332	39,332
John M. Hausmann, C.P.A.	44,332	44,332
Thomas F. O’Neill	20,000	20,000
John W. Palmer	17,500	17,500
Terry R. Wells	44,332	44,332
Glen R. Wherfel, C.P.A.	44,332	44,332
Attendance at Annual Meetings of Stockholders
Although the Company does not have a formal written policy regarding director attendance at annual meetings of stockholders, directors are requested to attend these meetings absent unavoidable scheduling conflicts. All of the Company’s current directors attended the 2015 Annual Meeting of Stockholders.
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to the rules and regulations of the SEC, the compensation of the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company and Bank (collectively, the “Named Executive Officers”) is described in detail in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement, including the compensation tables and the accompanying narrative discussions.
At our 2011 Annual Meeting, we provided stockholders with the opportunity to vote on an advisory (non-binding) basis as to the frequency that stockholders would vote on a “say-on-pay” proposal, which gives stockholders the opportunity to endorse or not endorse, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers. In light of the advisory vote of stockholders at our 2011 Annual Meeting, we determined to hold the “say-on-pay” advisory vote on an annual basis until the next frequency vote, which will occur no later than our 2017 Annual Meeting. Accordingly, stockholders have the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve the compensation of our Named Executive Officers, as described in this Proxy Statement under “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure.
We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.
The “say-on-pay” proposal will be presented at the Annual Meeting in the form of the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The Board of Directors recommends that the stockholders of the Company vote “FOR” this resolution.
The Board of Directors believes that the Company’s compensation policies and procedures appropriately encourage a culture of pay for performance, serve to attract and retain experienced, highly qualified executives who are critical to the Company’s long term success, and align the compensation of the Named Executive Officers with the long term interests of the Company and its stockholders. Consistent with these objectives, and as discussed more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement.

•
The Chief Financial Officer, National Commercial Leasing President, Executive Vice President, Corporate Secretary and General Counsel and Commercial Real Estate Lending President were awarded incentive compensation payments or cash bonuses for the year ended December 31, 2015.

•	No incentive compensation payments or cash bonus has yet been awarded to the Chief Executive Officer for the year ended December 31, 2015.

•
Base compensation increased 1.5% for all Named Executive Officers in 2016, except base salary for National Commercial Leasing President Deutsch increased by 7.9% and base salary for Chief Executive Officer Gasior remained unchanged from 2015.

•	Base compensation increased 1.7% for all Named Executive Officers in 2015.

•	Equity awards were granted to the Named Executive Officers for the year ended December 31, 2015.
The approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card. At our 2015 Annual Meeting of Stockholders, over 97% of the advisory votes cast were for the approval of the compensation paid to the Company’s Named Executive Officers.
Where no instructions are indicated, validly executed proxies will be voted “FOR” this resolution.
The advisory vote on this resolution will not be binding on the Board of Directors or the Compensation Committee, and will not overrule their prior decisions with respect to the compensation that was paid or awarded to any Named Executive Officer or create or imply any additional fiduciary duty on the Board of Directors or the Human Resources Committee.
The Board of Directors and the Human Resource Committee will review the voting results and take them into account when making future decisions on the compensation of the Named Executive Officers, and will periodically review all material elements of the Company’s executive compensation program and procedures to ensure that they continue to fulfill their objectives. Stockholders have an opportunity to vote annually on the compensation of the Company’s Named Executive Officers.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Any stockholder who wishes to contact the Board of Directors or an individual director may do so by writing to the Board of Directors or the individual director care of, BankFinancial Corporation, 15W060 North Frontage Road, Burr Ridge, Illinois 60527, Attention: James J. Brennan, Secretary. Each communication received will be reviewed by the Secretary and distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communication. The Secretary may attempt to handle an inquiry directly or forward a communication to another employee of the Company for response. The Secretary also has the authority not to forward a communication to the Board of Directors or an individual director if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

TRANSACTIONS WITH CERTAIN RELATED PERSONS
Neither the Bank nor the Company had any outstanding extensions of credit as of December 31, 2015 to any executive officer or directors or to a related interest of a director or executive officer other than Ms. Francis. The Bank made certain secured real estate loans to Ms. Francis and her spouse prior to Ms. Francis’ appointment as a director in 2006, and these loans were considered to be grandfathered from the Bank’s practice of not making loans to directors or executive officers. This extension of credit was made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank, does not involve more than normal risk of collectability or present other unfavorable features, and is not past due or classified as non-accrual, restructured or a potential problem loan. The Bank’s Professional Responsibility Policy provides that no director or executive officer (as defined by the Bank’s Board of Directors) may provide goods or services to the Bank or an affiliate (which includes the Company) unless approved by the disinterested majority of the Board of Directors after full disclosure and it is determined that the arrangement is fair and appropriate. In addition, all transactions between the Bank or its affiliates and a director or executive officer must be conducted on an arm’s length basis, comply with all applicable laws and regulations and be on terms that are no more favorable to the director or executive officer than those afforded to similarly situated customers and vendors.
STOCKHOLDER PROPOSALS
In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at BankFinancial Corporation’s executive office, 15W060 North Frontage Road, Burr Ridge, Illinois 60527, no later than 5:00 P.M., Chicago, Illinois Time, on December 30, 2016. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and the Company’s bylaws.
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
The Company’s bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee for election to the Board of Directors, the stockholder must give written notice to the Secretary of the Company not earlier than the 150th day nor later than 5:00 P.M., Chicago, Illinois Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 P.M., Chicago, Illinois Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must include:

•	As to each individual whom the stockholder proposes to nominate for election or re-election as a director,

◦	the name, age, business address and residence address of such individual;

◦	the class, series and number of any shares of stock of BankFinancial Corporation that are beneficially owned by such individual;

◦	the date such shares were acquired and the investment intent of such acquisition; and

◦
all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules thereunder (including such individual’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected);

•
As to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any “Stockholder Associated Person” (as defined in the Company’s bylaws), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom;

•
As to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Company which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;

•
As to the stockholder giving the notice and any Stockholder Associated Person described above, the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and

•
To the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director or the proposal of other business on the date of such stockholder’s notice.

Nothing in this Proxy Statement shall be deemed to require the Company to include in its Proxy Statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the 2017 Annual Meeting of Stockholders must be given to the Company no earlier than November 30, 2016 and no later than 5:00 P.M., Chicago, Illinois Time, on December 30, 2016. If notice is received before November 30, 2016 or after 5:00 P.M., Chicago, Illinois Time, on December 30, 2016, it will not be considered timely, and the Company will not be required to present the matter at the next Annual Meeting of Stockholders.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act as determined by a majority vote of those present and voting.
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BANKFINANCIAL CORPORATION, 15W060 NORTH FRONTAGE ROAD, BURR RIDGE, ILLINOIS 60527, ATTN: JAMES J. BRENNAN, SECRETARY.
BY ORDER OF THE BOARD OF DIRECTORS
James J. Brennan
Secretary
Burr Ridge, Illinois
April 29, 2016

BankFinancial Corporation

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 28, 2016.

Vote by Internet

- Go to **www.envisionreports.com/BFIN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

BankFinancial Corporation Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

01 - John M. Hausmann 02 - Glen R. Wherfel

☐ Vote FOR all nominees ☐ WITHHOLD vote for all nominees

☐ For All EXCEPT 01 ☐ 02 ☐

The Board of Directors recommends a vote FOR Proposal 3.

3. An advisory, non-binding resolution to approve our executive compensation. For ☐ Against ☐ Abstain ☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof as permitted by law.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned acknowledge(s) receipt from the Company, prior to the execution of this proxy, of a Notice of the Annual Meeting of Stockholders, a Proxy Statement dated April 29, 2016 and the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, the signature of any joint holder is required. A proxy executed by a corporation or other legal entity should be signed in its name by an authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

BankFinancial℠ Corporation

Proxy — BANKFINANCIAL CORPORATION

Proxy for Annual Meeting of Stockholders
June 28, 2016

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BANKFINANCIAL CORPORATION.

The person(s) granting this proxy, whose signature(s) appear(s) on the reverse side of this proxy, hereby appoint(s) F. Morgan Gasior, Cassandra J. Francis, Thomas F. O'Neill, John W. Palmer and Terry R. Wells and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting, then that one, to act as attorneys and proxies for the person(s) granting this proxy to vote all shares of common stock of BankFinancial Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held on Tuesday, June 28, 2016 at 11:00 a.m., Chicago, Illinois Time, at the Drake Hotel Oak Brook, 2301 York Road, Oak Brook, Illinois, and any adjournments or postponements thereof, with all the powers the undersigned would possess if present.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR ALL" DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE RATIFICATION OF THE ENGAGEMENT OF CROWE HORWATH LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY AND "FOR" THE ADVISORY NON-BINDING RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE SUCH SHARES AT SAID MEETING OR AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy continues and must be signed on the reverse side.

Thank you for voting.